As filed with the U.S. Securities and Exchange Commission on March 2, 2026.
Registration No. 333-291557
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
To
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Waton Financial Limited
(Exact name of Registrant as specified in its charter)

British Virgin Islands	6200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suites 3605-06, 36th Floor,
Tower 6, The Gateway,
Harbour City, Tsim Sha Tsui,
Kowloon, Hong Kong
Tel: +852 2853 1818
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)
Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a Copy to:
Ying Li, Esq.
Lisa Forcht, Esq.
Hunter Taubman Fischer & Li LLC
950 Third Avenue, 19th Floor
New York, NY 10022
212-530-2206
Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE
Waton Financial Limited (the “Company”) is filing this Post-Effective Amendment No. 1 to Form F-1 (this “Post-Effective Amendment No. 1”) to update its Registration Statement on Form F-1, as amended (File No. 333-291557) (the “Registration Statement”), originally filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on November 14, 2025, and declared effective by the SEC on December 31, 2025, to include the unaudited condensed consolidated financial statements for the six months ended September 30, 2025, and to update certain other information contained herein.
The information included in this Post-Effective Amendment No. 1 amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1 and no securities have been sold under the Registration Statement. All applicable registration fees were paid at the time of the original filing of the Registration Statement on November 14, 2025.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED MARCH 2, 2026

Up to 5,359,719 Ordinary Shares

Waton Financial Limited
We are offering in a best-efforts self-underwritten offering up to 5,359,719 ordinary shares, no par value per share (“Ordinary Shares”). We assume the public offering price to be $5.03 per share, which is the closing market price of our Ordinary Shares as reported on the Nasdaq Capital Market on February 27, 2026.
The offering price for our securities in this offering will be determined at the time of pricing, and may be at a discount to the then current market price or to the assumed price set forth above. The assumed offering price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.
Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WTF.” On February 27, 2026, the closing trading price of our Ordinary Shares, as reported on the Nasdaq Capital Market, was $5.03 per Ordinary Share.
Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to pursue the business goals outlined in this prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our Company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” on page 12 of this prospectus and “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended March 31, 2025 (the “2025 Annual Report”) filed with the U.S. Securities and Exchange Commission (“SEC”) on July 24, 2025 for more information. We intend to complete one closing of this offering but may undertake one or more additional closings for the sale of the additional securities to the investors in the initial closing. We expect to hold an initial closing on [•], 2026, but the offering will be terminated by [•], 2026, provided that the closing(s) of the offering for all of the Ordinary Shares have not occurred by such termination date, which date may be extended by us. Any extensions or material changes to the terms of the offering will be contained in an amendment to this prospectus.
We are offering the securities on a best-efforts basis. There is currently no underwriter or placement agent engaged in connection with this offering. Our officers and directors may participate in the offering of the securities on our behalf and intend to rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such persons will not receive any commissions or other transaction-based compensation in connection with their participation in this offering. From time to time, we may engage appropriately licensed broker-dealers or other financial intermediaries in non-U.S. jurisdictions, in compliance with applicable laws and regulations, to assist in introducing the offering to potential investors located outside the United States and facilitating communications with such investors. Any such activities will be conducted in accordance with applicable securities laws.
We are an “emerging growth company” as defined under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Risk Factors” in this prospectus for more information.
We are a BVI business company, limited by shares, incorporated in the British Virgin Islands. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act. We are a “foreign private issuer” within the meaning of the Nasdaq listing standards and currently rely on the corporate governance exemptions afforded to a “foreign private issuer” under the Nasdaq listing standards. Please read “Implications of Being a Foreign Private Issuer” beginning on page 7 of this prospectus for more information.

Investors purchasing securities in this offering are purchasing securities of Waton Financial Limited, a British Virgin Islands holding company, rather than the securities of Waton Financial Limited’s subsidiaries that conduct substantive business operations primarily in Hong Kong. Waton Financial Limited is not a Hong Kong operating company, but is rather a holding company incorporated in the British Virgin Islands. Waton Financial Limited has no material operations of its own, and conducts substantive business operations through its subsidiaries primarily based in Hong Kong. Our subsidiaries are controlled by Waton Financial Limited through equity ownership. For a description of our corporate structure, see “Corporate History and Structure” of this prospectus. Investors in this offering may never directly hold any equity interests in Waton Financial Limited’s subsidiaries that conduct substantive business operations primarily in Hong Kong.
As used in this prospectus, references to “we”, “us”, “our”, or the “Company” refer to Waton Financial Limited, the British Virgin Islands business company that will issue securities of this offering and when the financial results of Waton Financial Limited are described, also include its consolidated subsidiaries. References to “WSI” are to Waton Securities International Limited and references to “WTI” are to Waton Technology International Limited; WSI and WTI being Waton Financial Limited’s subsidiaries that primarily conduct substantive business operations in Hong Kong. References to “WTF Technology” are to WTF Technology (Hangzhou) Co. Ltd., a limited liability company which is 100% owned by WTI and was incorporated in Hangzhou City, Mainland China on February 10, 2026.
Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 12 of this prospectus and “Item 3. Key Information — D. Risk Factors” in our 2025 Annual Report to read about factors you should consider before buying our securities.
Waton Financial Limited is a British Virgin Islands holding company with no material operations of its own and conducts its operations primarily in Hong Kong through its subsidiaries, including WSI and WTI. Waton Financial Limited holds equity interests in its subsidiaries in Hong Kong, Mainland China, the Cayman Islands and the British Virgin Islands. Investors are purchasing the securities of Waton Financial Limited, a British Virgin Islands holding company, and not the securities of its subsidiaries. This corporate structure involves unique risks to investors. As a holding company, Waton Financial Limited may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The subsidiaries’ ability to pay dividends to Waton Financial Limited may be restricted by the debt the subsidiaries incur on their own behalf or laws and regulations applicable to them. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments may restrict our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders” in our 2025 Annual Report.
We and our subsidiaries face various legal and operational risks and uncertainties associated with being based, or having the majority of the operations, in Hong Kong. Our subsidiaries are headquartered in Hong Kong. However, since a minimal portion of our subsidiaries’ customers are Mainland China nationals and one of our subsidiaries operates in Mainland China as a cost center, we and our subsidiaries may become subject to certain PRC laws and regulations as they continue to evolve, and we and our subsidiaries face uncertainties as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would apply to us and our subsidiaries. PRC laws and regulations are sometimes evolving rapidly, and as a result, to the extent that any PRC laws and regulations become applicable to us and/or our subsidiaries in the future, we and/or our subsidiaries may experience material changes in operations, restrictions in our subsidiaries’ ability to accept foreign investments and/or our ability to list on a U.S. or other foreign exchange, significant depreciation of the value of our securities, a complete hindrance of our ability to offer or continue to offer our securities to investors, or the value of such securities may significantly decline or be worthless. For example, if the recent regulatory actions of the PRC government on data security or other data-related laws and regulations were to apply to us and/or our subsidiaries, we and/or our subsidiaries could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and/or our subsidiaries and may materially and adversely affect our subsidiaries’ business and our results of operations. See “Risk Factors — Risks Related to Doing Business in the Jurisdiction in which our Subsidiaries Operate — If we and our subsidiaries were to be required to comply with cybersecurity, data privacy, data protection, or any other PRC laws and regulations related thereto and we and our subsidiaries are unable to comply with such PRC laws and regulations, our financial condition, and results of operations may be materially and adversely affected.” We believe that we are not currently required to obtain permission from or complete any filing procedures with the PRC government to list on a U.S. securities exchange and consummate this offering; however, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of Mainland China, or even when or if such permission is obtained or such filing is completed, it will not be subsequently denied or rescinded. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which took effect on March 31, 2023. Based on the opinion of our counsel as to PRC laws, Global Law Office, at the time of our initial public offering, we were not subject to the Trial Measures. However, due to the establishment and operation of our PRC subsidiary, there exists uncertainty with respect to the further implementation and interpretation of the principle of “substance over form” and we may be subject to the Trial Measures in the future. If we later find out that we and/or our subsidiaries were to be required to obtain any permission or approval from or were required to complete any filing procedure with the CSRC, the Cyberspace Administration of China (the “CAC”), or other PRC governmental authorities in connection with this offering under PRC law, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Related to Doing Business in the Jurisdiction in which our Subsidiaries Operate — If we were to be required to obtain any permission or approval from or complete any filing procedures with the CSRC, the CAC, or other PRC governmental authorities in connection with this offering under the PRC laws, we may be fined or subject to other sanctions.”
Furthermore, the PRC government may influence the Hong Kong operations of an offshore holding company, such as those of our subsidiaries, at any time. These risks could hinder our ability to offer or continue to offer our securities, result in a material adverse change to our subsidiaries’ business operations, and damage our reputation, which could cause our securities to significantly decline in value or become worthless. For a detailed description of risks relating to the potential impact of PRC laws and regulations on our subsidiaries’ business operations, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in the Jurisdiction in which our Subsidiaries Operate — We and our subsidiaries face uncertainties arising from the possible revision regarding the interpretation and implementation of current and any future PRC laws and regulations related to part of our subsidiaries’ business operations” in our 2025 Annual Report.
We also may face risks relating to the lack of Public Company Accounting Oversight Board (the “PCAOB”) inspection on our auditor, which may cause our securities to be delisted from a U.S. stock exchange in the future under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely our auditor for two consecutive years. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our securities may be prohibited from trading or delisted. The delisting or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in Mainland China and Hong Kong that are subject to such determinations. The auditor of the Company, UHY LLP, is not among the auditor firms listed on the determination list issued by the PCAOB, which notes all of the auditor firms that the PCAOB is not able to inspect. UHY LLP is an independent registered public accounting firm with the PCAOB headquartered in the United States, having its last inspection report dated in March 2025. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA. See “Item 3. Key

Information — D. Risk Factors — Risks Related to Our Ordinary Shares — Our Ordinary Shares may be delisted or prohibited from being traded over-the-counter under the HFCAA if the PCAOB is unable to inspect or investigate completely the Company’s auditor for two consecutive years” in our 2025 Annual Report.
Since the incorporation of our British Virgin Islands holding company, with the exception of funds received for daily operational purposes from Mr. Zhou Kai, our Chairman of the Board, Director, Chief Technology Officer and a shareholder who owns more than 5% of our issued and outstanding Ordinary Shares as of the date of this prospectus, no cash flows have occurred between our holding company and our subsidiaries, except for the provision of a capital contributions to WSI by the Company in the amount of (i) US$1 million during the fiscal year ended March 31, 2023, (ii) US$5.1 million in November 2024, and (iii) US$18.0 million in April 2025. Currently, we do not intend to have our holding company distribute dividends in the future and we do not have a fixed dividend policy. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and This Offering — Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Ordinary Shares for return on your investment” in our 2025 Annual Report. If needed, cash can be transferred between our holding company and subsidiaries through intercompany fund advances, and there are currently no restrictions of transferring funds between our British Virgin Islands holding company and our subsidiaries in the Cayman Islands and Hong Kong. However, our ability to transfer cash in and expatriate cash out of the PRC is subject to foreign exchange control requirements in the PRC. We rely in part on dividends and other distributions on equity paid by our subsidiaries in Hong Kong for our cash and financing requirements, such as the funds necessary to service any debt we may incur. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividends or other distributions to our shareholders. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and This Offering — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments may restrict our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders” in our 2025 Annual Report.
Following the completion of this offering, our largest shareholder, WATON CORPORATION LIMITED, will beneficially own approximately 76.46% of the aggregate voting power of our outstanding Ordinary Shares. As such, we will be deemed a “controlled company” within the meaning of the Nasdaq listing standards. We currently do not intend to rely on the corporate governance exemptions afforded to a “controlled company” under the Nasdaq listing standards. However, we may avail ourselves of such exemptions in the future. See “Prospectus Summary – Controlled Company” and “Management.”

	Per Share	Total (assuming maximum offering)
Public offering price	$	$
Proceeds, before expenses, to us(1)	$	$

(1)	We estimate the total expenses of this offering payable by us, will be approximately $0.36 million.
Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated [•], 2026

i

About this Prospectus
We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for the Ordinary Shares is made to the public in the British Virgin Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.
We have not taken any action to permit this offering of securities outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

Conventions that Apply to This Prospectus
Unless otherwise indicated or the context requires otherwise, references in this prospectus to:
•	“APP” are to a mobile application;
•
“Broker Cloud solutions” are to a combination of software licensing and related support services (as defined below), securities brokerage services, margin financing services (as defined below) and other related services provided to securities brokers, where securities brokers are provided with a perpetual on-premise licensed trading platform APP with related support services, and the front-, middle- and back-office operation functions and securities trading function where such securities trading orders can be cleared and settled through WSI;

•	“BVI Companies Act” are to BVI Business Companies Act, 2004 as amended from time to time;
•	“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau, and Taiwan, for the purposes of this prospectus only;
•
“Company”, “we”, “us”, or “our” are to Waton Financial Limited, a BVI business company incorporated under the laws of the British Virgin Islands, and when describing the financial results of Waton Financial Limited, also includes its consolidated subsidiaries, unless the context otherwise indicates;

•	“fintech” are to financial technology;
•	“Group” are to the Company and our subsidiaries, collectively;
•	“HK$” and “Hong Kong dollars” are to the legal currency of Hong Kong;
•	“HKSFC” are to the Securities and Futures Commission of Hong Kong;
•	“HKSFO” are to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong);
•	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;
•
“mainland China” or “Mainland China” are to the mainland of the People’s Republic of China, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only; the term “Mainland Chinese” has a correlative meaning for the purpose of this prospectus;

•
“margin financing services” are to the margin loans provided by WSI to its customers for their purchase of securities on the secondary market or for their subscription to shares offered under initial public offerings;

•	“Memorandum and Articles of Association” are to the amended and restated memorandum and articles of association which are currently effective, as may be further amended from time to time;
•	“our subsidiaries” are to the Company’s subsidiaries, the financial statements of which are consolidated in the financial statements of the Company;
•	“PRC government”, “PRC governmental authority” or “PRC governmental authorities” are to the government and governmental authorities of mainland China, for the purposes of this prospectus only;
•	“PRC laws” or “PRC laws and regulations” are to the laws and regulations of mainland China, for the purposes of this prospectus only;
•	“RMB” and “Renminbi” are to the legal currency of China;
•	“shares”, “Shares” or “Ordinary Shares” are to the ordinary shares of Waton Financial Limited, with no par value per share;
•
“software licensing and related support services” are to a range of fintech services, including, but not limited to, the licensing of a trading platform APP with securities trading, clearing and settlement functions and the front-, middle- and back-office operation functions, optional cloud-based maintenance and support services, unspecified updates and enhancements, and related support services provided by WSI or WTI to securities brokers and securities-related financial institutions;

•	“US$”, “$”, “U.S. dollars” and “USD” are to the legal currency of the United States;

•	“WTF Technology” are to WTF Technology (Hangzhou) Co. Ltd., a limited liability company which is 100% owned by WTI and was incorporated in Hangzhou City, Mainland China on February 10, 2026;
•	“WSI” are to our wholly-owned subsidiary, Waton Securities International Limited
(), a limited liability company incorporated in Hong Kong on April 28, 1989, formerly known as WATON SECURITIES (INTERNATIONAL) LIMITED () from November 17, 2022 to November 30, 2022, HUATONG SECURITIES INT'L LIMITED
() from August 9, 2022 to November 16, 2022, INFAST BROKERAGE LIMITED () from June 20, 1990 to August 8, 2022, and JONESHORN LIMITED () from April 28, 1989 to June 19, 1990; and
•	“WTI” are to our wholly-owned subsidiary, Waton Technology International Limited
(), a limited liability company incorporated in Hong Kong on February 24, 2023.
We conduct business primarily in Hong Kong through our subsidiaries, including WSI and WTI, primarily using Hong Kong dollars, the currency of Hong Kong. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of Hong Kong dollars to U.S. dollars, determined as of a specific date or for a specific period. Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in U.S. dollars) and the value of our assets, including accounts receivable (expressed in U.S. dollars).

PROSPECTUS SUMMARY
Investors are cautioned that you are buying shares of a British Virgin Islands holding company without operations of its own.
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements incorporated by reference in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our securities, discussed under “Risk Factors” and “Item 3. Key Information — D. Risk Factors” in our 2025 Annual Report before deciding whether to invest in our securities. The reader should not put undue reliance on any forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.
Overview
We are a holding company incorporated in the British Virgin Islands. We are a provider of securities brokerage and financial technology services primarily through our Hong Kong subsidiaries, Waton Securities International Limited, or WSI, and Waton Technology International Limited, or WTI.
WSI is principally engaged in the provision of (i) securities brokerage services for securities listed on the Hong Kong Stock Exchange, including shares under the Shanghai-Hong Kong Stock Connect and Shenzhen-Hong Kong Stock Connect, the New York Stock Exchange (NYSE) and the Nasdaq Stock Market, margin financing services and other ancillary services through WSI’s electronic trading platform to its corporate and individual brokerage customers and bond distribution services; and (ii) software licensing (including subscription based) and related support services including the licensing of trading platform APP, upgrades and enhancements, maintenance and other related services (“M&S”) to financial institutions. Since September 2023, WTI has provided software licensing (including subscription based) and related support services in order to focus on the expertise of operations and service areas. WSI has developed and provided Broker Cloud solutions to securities brokers with the combination of software licensing (including subscription based) and related support services, securities brokerage services, margin financing services and other related services, where securities broker customers are provided with a perpetual on-premise licensed trading platform APP and optional related support services, with the front-, middle- and back-office operation functions and securities trading function where securities trading orders can be cleared and settled through WSI.
Founded in 1989, WSI is an established integrated securities broker in the Hong Kong financial services industry. WSI is licensed to conduct Type 1 (dealing in securities), Type 4 (advising on securities), Type 5 (advising on futures contracts) and Type 9 (asset management) regulated activities under HKSFO in Hong Kong. WSI is a Hong Kong Stock Exchange participant and holds one Hong Kong Stock Exchange trading right. WSI provides securities brokerage services through WSI’s integrated electronic trading platform, which is easy to access, use, and deposit to WSI’s customers. The trading platform can be accessed through WSI’s APP, which provides WSI’s customers with a seamless and secured trading experience. WSI offers its customers comprehensive brokerage and value-added services, including trade order placement and execution, account management, and customer support. WSI further provides its customers with market data, news and research, so as to help them make well-informed investment decisions. WSI has accumulated a corporate and individual customer base across the globe, including a securities brokerage company in New Zealand known as Wealth Guardian Investment Limited (“WGI”), which is a related party of the Company. We have historically derived a substantial portion of revenues from WGI, which accounted for 64.2%, 39.5% and 81.5% of our total revenues in the fiscal years ended March 31, 2025, 2024, and 2023, respectively, and approximately 36.6% and 68.0% of our total revenues for the six months ended September 30, 2025 and 2024, respectively. WGI was a significant customer in our recent financial reporting periods, however, effective in October 2025, WGI ceased being our customer. We anticipate that another New Zealand incorporated customer may contribute substantial revenue in the near future, but we can provide no assurance as of the date of this prospectus that any such entity will do so at the same level as WGI historically has or will contribute in a manner that will offset the loss of WGI sufficient to impact future results.
See “Related Party Transactions,” “Risk Factors — Risks Related to Our Subsidiaries’ Business and Industry” in our 2025 Annual Report and “Risk Factors — Risks Related to Our Subsidiaries’ Business and Industry — We have historically derived a substantial portion of revenue from WGI, a single related party customer. The recent loss of WGI as a substantial customer will have an adverse impact on our revenues in the near term if it is not replaced with one or more customers that generate the same volume of revenues, which could materially and adversely affect our financial results.” By capitalizing on its customer base, WSI commenced to provide bond distribution services by acting as a manager, a placement agent or a non-syndicate capital market intermediary, to procure subscribers to subscribe and pay for bonds in principal amounts during the fiscal year ended March 31, 2024. As of September 30, 2025, WSI had more than 10,000 securities brokerage customers who opened trading accounts with WSI, 90 of which are corporate customers who opened corporate accounts and 12 of which are introducing broker customers who opened omnibus accounts. The remaining portion of the securities brokerage customers are individual customers who opened individual accounts and typically trade through WSI’s trading platform APP. As of the same date, WSI had approximately 1,300 active customers, who were registered customers with assets in their trading accounts. We generate brokerage and commission income from WSI’s securities brokerage, bond distribution and other ancillary services and interest income from WSI’s margin financing services. Our brokerage and commission income and interest income amounted to approximately US$5.5 million, US$9.4 million, and US$2.3 million, and accounted for approximately 74.4%, 93.4% and 39.9% of our total revenues for the fiscal years ended March 31, 2025, 2024, and 2023, respectively, and amounted to approximately US$5.1 million and US$1.8 million, and accounted for approximately 84.0% and 61.3% of our total revenues for the six months ended September 30, 2025 and 2024, respectively.
Leveraging on WSI’s accumulated industry knowledge on the needs of small and medium-sized securities brokers and operational experience in online brokerage over the years, WSI started to develop the provision of fintech solutions in trading platform APP software licensing (including subscription based) and related support services targeting the securities brokers and securities-related financial institutions in April 2021. WSI provides one-stop, integrated and customized software solutions to develop trading platform APP that cover the front-, middle- and back-office operations of securities brokerage business such as electronic trade order placing, customer relationship management and operational data management, in addition to the business-to-business securities order clearing and settlement services provided by WSI in the Broker Cloud solutions, which enables the securities broker customers to digitalize and streamline their business operations, and interact with the financial market more efficiently. As of September 30, 2025, WTI provided software licensing (including subscription based) and related support services to a total of 3 securities brokers and securities-related financial institutions, including WGI, which is a related party of the Company. See “Related Party Transactions” and “Risk Factors — Risks Related to Our Subsidiaries’ Business and Industry — We have historically derived a substantial portion of revenue from WGI, a single related party customer. The recent loss of WGI as a substantial customer will have an adverse impact on our revenues in the near term if it is not replaced with one or more customers that generate the same volume of revenues, which could materially and adversely affect our financial results.” We generate software licensing and related support service income from WSI’s and WTI’s software licensing (including subscription based) and related support services, which amounted to approximately US$1.8 million, US$1.4 million, and US$3.5 million, and accounted for approximately 24.2%, 13.7% and 60.1% of our total revenues for the fiscal years ended March 31, 2025, 2024, and 2023, respectively, and amounted to approximately US$0.7 million and US$1.1 million, and accounted for approximately 10.8% and 38.7% of our total revenues for the six months ended September 30, 2025 and 2024, respectively. WSI and WTI have outsourced the software licensing (including subscription based) and related support services to Shenzhen Jinhui Technology Co., Ltd., which was a related party of the Company. See “Related Party Transactions” and “Risk Factors — Risks Related to Our Subsidiaries’ Business and Industry — WSI and WTI are dependent on a single supplier, Shenzhen Jinhui Technology Co., Ltd., an information technology company, for providing software development and related support services.”
Our revenues increased by approximately 106.3% to approximately US$6.1 million for the six months ended September 30, 2025 from approximately US$3.0 million for the same period in 2024. Our revenues decreased by approximately 25.9% from approximately US$10.1 million for the fiscal year ended March 31, 2024 to approximately US$7.5 million for the fiscal year ended March 31, 2025. Our revenues grew by approximately 75.2% from approximately US$5.7 million for the fiscal year ended March 31, 2023 to approximately US$10.1 million for the fiscal year ended March 31, 2024. Approximately 64.2%, 39.5% and 81.5% of the total revenues for the fiscal years ended March 31, 2025, 2024, and 2023, and approximately 36.6% and 68.0% of our total revenues for the six months ended September 30, 2025 and 2024, respectively, were derived from WGI, a related party of the Company. Our net loss was approximately US$12.0 million for the fiscal year ended March 31, 2025, compared to net income of approximately US$2.5 million and US$3.1 million for the fiscal years ended March 31, 2024 and 2023, respectively. Our net loss was approximately US$8.4 million for the six months ended September 30, 2025, compared to approximately US$1.1 million for the same period in 2024. Our adjusted net loss, which excludes share-based compensation expenses and its related income tax effects, was approximately US$3.2 million for the fiscal year ended

March 31, 2025, compared to the adjusted net income of approximately US$2.5 million and US$3.4 million for the fiscal years ended March 31, 2024 and 2023, respectively. Our adjusted net loss, which excludes share-based compensation expenses and its related income tax effects, was approximately US$2.3 million for the six months ended September 30, 2025, compared to the adjusted net loss of approximately US$1.1 million for six months ended September 30, 2024.
Our Competitive Strengths
We believe the following competitive strengths have contributed, and will contribute, to our growth:
•
Major fintech service provider of integrated, accessible, expedited and cost-effective software licensing and related support services, which are adaptive to the specific demands of small and medium-sized securities brokers.

•	Our fintech services benefit securities broker customers with the integrated upstream industry supply chain and the growth potential of downstream end user markets.
•	Our business lines of services along the securities brokerage industry value chain generate a diversified revenue mix and build customer loyalty.
•	Visionary and Experienced Management Team.
Our Growth Strategies
Our business model, competitive strengths and licensing qualifications provide us multiple avenues of growth. We are committed to the digital transformation of financial services in the securities brokerage industry through the following key strategies:
•	Continue to expand our customer base in the financial services industry through software licensing services.
•	Enhance our existing services, develop our asset management business and expand our service offerings.
•	Focus on product and technology innovation and further strengthen our securities brokerage services and software licensing services.
•	Pursue investment, acquisition and strategic opportunities.
•	Continue to attract and retain top talents.
Our Corporate Structure
The Company was incorporated under the laws of the British Virgin Islands with limited liability. The Company holds equity interests in its subsidiaries in Hong Kong, Mainland China, the Cayman Islands and the British Virgin Islands. Investors are purchasing the securities of the Company, a British Virgin Islands holding company, and not in its subsidiaries. This corporate structure involves unique risks to investors. As a holding company, the Company may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The subsidiaries’ ability to pay dividends to the Company may be restricted by the debt the subsidiaries incur on their own or laws and regulations applicable to them. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares— We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments may restrict our ability to finance our cash requirements, service debt or make dividends or other distributions to our shareholders” in our 2025 Annual Report.
The Company owns 100% of the issued shares of Waton Securities International Limited (“WSI”), a limited liability company incorporated in Hong Kong on April 28, 1989, 100% of the issued shares of Waton Technology International Limited (“WTI”), a limited liability company incorporated in Hong Kong on February 24, 2023, 100% of the issued shares of Waton Sponsor Limited (“WSL”), a BVI business company incorporated in the British Virgin Islands on September 7, 2023, and 100% of the issued shares of Descart Limited (“Descart”), a stock corporation incorporated in the State of Delaware on February 23, 2024.
WSI owns 100% of the issued shares of Infast Asset Management Co., Limited (“IAM”), a limited liability company incorporated in Hong Kong on October 30, 2012, and 100% of the issued management shares of Waton Investment Global SPC (“WIG SPC”), an exempted segregated portfolio company incorporated in Cayman Islands on May 12, 2022.

WTI owns 100% of the issued shares of WTF Technology, a limited liability company incorporated under the PRC laws on February 10, 2026.
Waton Sponsor Limited owns 100% of the issued shares of Love & Health Limited (“L&H”), an exempted company incorporated in the Cayman Islands on October 3, 2023.
Furthermore, WSL, IAM, Descart, WIG SPC, WTF Technology, and L&H are incorporated for the purpose of expanding our service offerings and in alignment with our long-term development plan. As of the date of this prospectus, the following subsidiaries have commenced their activities: (i) WSI, through WIG SPC, has set up five segregated portfolios under WIG SPC to develop WSI’s asset management business, among which, two segregated portfolios have been launched; and (ii) WSL has engaged in the formation and sponsorship of L&H, being a special purpose acquisition company (“SPAC”), as well as the proposed initial public offering of the securities of L&H. As of the date of this prospectus, IAM, Descart, WTF Technology, and L&H have minimal operations. WTF Technology is intended to operate as a technical support and R&D center, functioning as a cost center.
In order to explore business opportunities and expand the business of the Company, in February 2024, WSI, through equity method investment at the cost of RMB5,500,000 (equivalent to approximately US$770,000), acquired a 55% interest in LeFeng Hainan Private Equity Fund Management Limited (“LeFeng”), a limited liability company established in the PRC, which company is not our subsidiary, as WSI does not have the requisite voting power of two thirds or more to control such company pursuant to LeFeng’s articles of association and cannot remove the existing sole director appointed by the other shareholder holding a 45% equity interest without cause. According to LeFeng’s articles of association, which regulate the management and operation of LeFeng, the intended business scope of LeFeng includes private equity investment fund management and venture capital fund management services (subject to the completion of registration filing with the relevant PRC regulatory authorities). In view of the prolonged timeframe and uncertainty for LeFeng to complete the requisite regulatory filing and commence its intended business, on October 10, 2024, WSI and the sole director of LeFeng (the “Purchaser”) entered into a share transfer agreement, pursuant to which WSI agreed to sell and the Purchaser agreed to purchase the 55% equity interest in LeFeng for a consideration of HK$7,000,000 (equivalent to approximately US$900,000) (the “Divestment”). The Divestment was completed during the six months ended September 30, 2025. The Divestment presents an opportunity for WSI to realize its investment and focus its resources on its current business.
In February 2025, WSI, through equity method investment at the cost of US$20,000, acquired a 40% interest in MW Technology Development Limited (“MW Technology”), a BVI business company, which is a joint venture established with MOG Digitech Holdings Limited (“MOG Digitech”) to collaboratively develop a trading desk for digital currency financial securities. MOG Digitech is an investment holding company whose shares are listed on the Main Board of the Hong Kong Stock Exchange (with stock code: 1942). MOG Digitech and its subsidiaries are principally engaged in digital payment solutions-related business, sales of optical products, and franchise and license management. As of the date of this prospectus, payment for the investment has not been made, and MW Technology does not have any material operations.
The following chart illustrates our corporate structure, including our principal operating subsidiaries, as of the date of this prospectus, without considering the effect of this offering. The percentages shown on the following chart represent percentages of equity ownership:

Zhou Kai
100%
WTF Holding Group Limited (BVI)
100%
100%
TRIUMPH TEAM ASSETS LIMITED (BVI)
WATON ESOP HOLDING LTD (BVI)
Other shareholders (<5%)
47.7%
9.4%
42.9%
WATON ESOP PLAN LTD (BVI)
James Beeland Rogers Jr.
WATON CORPORATION LIMITED (Cayman, 2020)
Dynamic Creations Limited
Cede & Co
1.43%
0.46%
84.95%
2.73%
10.43%
Waton Financial Limited (BVI, 2010)
100%
100%
100%
100%
Waton Technology International Limited (HK, 2023)
Waton Securities International Limited (HK, 1989)
Waton Sponsor Limited (BVI, 2023)
Descart Limited (Delaware, 2024)
100%
Love & Health Limited (Cayman, 2023)

Our Securities
On April 1, 2025, our Ordinary Shares commenced trading on the Nasdaq Capital Market under the symbol “WTF.” On April 2, 2025, we closed our initial public offering (the “IPO”) of 4,375,000 Ordinary Shares at a public offering price of $4.00 per share. Gross proceeds of our IPO totaled approximately US$17.45 million, before deducting underwriting discounts and other offering-related expenses. Simultaneously with the closing of the IPO, the Company also issued and sold an additional 656,250 Ordinary Shares, pursuant to the full exercise of the over-allotment option granted to the underwriters in connection with the IPO, at the public offering price of US$4.00 per share. As a result, the Company raised additional gross proceeds of US$2.63 million, before deducting underwriting discounts and offering expenses.
Unless the context requires otherwise, all references to the number of Ordinary Shares to be outstanding after this offering are based on 53,597,191 Ordinary Shares issued and outstanding, excluding the number of Ordinary Shares issuable upon vesting of our outstanding restricted share units as of the date of this prospectus.
Transfers of Cash to and from Our Subsidiaries
Waton Financial Limited is a holding company with no operations of its own. It conducts its operations primarily in Hong Kong through its subsidiaries. As a holding company, Waton Financial Limited may rely on dividends or payments to be paid by its subsidiaries in Hong Kong to fund its cash and financing requirements, including for the provision of funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, and to service any debt we may incur and to pay our operating expenses. If our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.
Waton Financial Limited is permitted under the laws of BVI to provide funding to its subsidiaries through loans or capital contributions without restrictions on the amount of the funds, subject to complying with applicable laws (including with respect to economic substance). Our subsidiaries are also permitted under the laws of Hong Kong to provide funding to Waton Financial Limited, through dividend distributions or payments, without restrictions on the amount of the funds.
There are no restrictions or limitations on our ability to distribute earnings by dividends from our subsidiaries, and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Companies Act and our memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. There is no further BVI or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend payments.
Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations Related to our Business Operation in Hong Kong — Regulations related to Hong Kong taxation” in our 2025 Annual Report.
As of the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors. China is a country with foreign exchange controls. Therefore, any foreign currency payment to Chinese enterprises, including funds paid by overseas shareholders to their wholly foreign-owned enterprises, must comply with China's foreign exchange administration regulations. As our PRC subsidiary will function as a cost center for technical support and R&D activities, we believe the PRC subsidiary will not generate profits or have any dividends to expatriate out of China. Currently, the majority of our operations are in Hong Kong through our Hong Kong subsidiaries. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. The PRC laws and regulations do not currently have any material impact on transfer of cash from Waton Financial Limited to our Hong Kong subsidiaries or from our Hong Kong subsidiaries to Waton Financial Limited and the investors in the U.S. However, there is no assurance that any of the above will remain the same. If any of the above changes in the future, the ability of our subsidiaries to make payments may be restricted and our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders may be adversely affected. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or the way we or our subsidiaries conduct business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our and our subsidiaries’ business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our securities, potentially rendering them worthless.
We have never declared or paid any cash dividends on our Ordinary Shares. We do not have any present plan to pay any cash dividends on our Ordinary Shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to support operations and to finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. As of the date of this prospectus, we do not presently plan to pay any dividends out of our retained earnings. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments may restrict our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders” in our 2025 Annual Report.

Implications of Being an Emerging Growth Company
We had less than $1.235 billion in annual gross revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:
•	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;
•	reduced disclosure regarding executive compensation in periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of the Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.
Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards.
Implications of Being a Foreign Private Issuer
We report under the Exchange Act, as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:
•	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;
•	sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;
•	sections of the Exchange Act that impose liability on insiders who profit from trades made in a short period of time; and
•
the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We are required to file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.
In addition, Our Company is considered a “foreign private issuer” under Nasdaq listing rules. Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as our Company, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the British Virgin Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We follow British Virgin Islands corporate governance practices in lieu of the corporate governance requirements of Nasdaq in respect of the following:
•	the majority independent director requirement under Section 5605(b)(1) of the Nasdaq listing rules;
•	the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present; and
•
the requirements under Section 5635 of the Nasdaq listing rules that shareholder approval will be required for (i) certain acquisitions of stock or assets of another company; (ii) an issuance of shares that will result in a change of control of the company; (iii) the establishment or amendment of certain equity based compensation plans and arrangements; and (iv) certain transactions (other than a public offering) involving issuances of 20% or more of our outstanding shares.

British Virgin Islands law does not impose a requirement that our board of directors consist of a majority of independent directors or that such independent directors meet regularly without other members present.
The Company intends to avail itself of these exemptions. Therefore, for as long as the Company remains a “foreign private issuer,” the Company will not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. See “Item 16G. Corporate Governance” in our 2025 Annual Report.
Controlled Company
Upon completion of this offering, our largest shareholder, WATON CORPORATION LIMITED, will beneficially own approximately 76.46% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we will be deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. Our largest shareholder has the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including the requirements that:
•	a majority of our board of directors consist of independent directors;
•	our director nominees be selected or recommended solely by independent directors; and
•
we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

We currently do not intend to rely on the corporate governance exemptions afforded to a “controlled company” under the Nasdaq listing standards. However, we may elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Management.”
Corporate Information
Our principal executive offices are located at Suites 3605-06, 36th Floor, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong. The telephone number at our principal executive office is 852 28531818. Our registered office is currently located at Rodus Building, P.O. Box 3093, Road Town, Tortola, British Virgin Islands.
Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Our website addresses are http://www.waton.com/, https://wtf.us and https://wtf.ai. The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities.

THE OFFERING
Securities offered by us
Up to 5,359,719 Ordinary Shares
Assumed public offering price
$5.03 per share
Best-efforts offering
We are offering the securities on a best-efforts basis.
No minimum offering amount is required as a condition to closing this offering.
There is currently no underwriter or placement agent engaged in connection with this offering. Our officers and directors may participate in the offering of the securities on our behalf and intend to rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Exchange Act. Such persons will not receive any commissions or other transaction-based compensation in connection with their participation in this offering. From time to time, we may engage appropriately licensed broker-dealers or other financial intermediaries in non-U.S. jurisdictions, in compliance with applicable laws and regulations, to assist in introducing the offering to potential investors located outside the United States and facilitating communications with such investors. Any such activities will be conducted in accordance with applicable securities laws.
Ordinary Shares Outstanding Immediately Before This Offering
48,237,472 Ordinary Shares
Ordinary Shares Outstanding Immediately After This Offering(1)
53,597,191 Ordinary Shares assuming the sales of all the Ordinary Shares we are offering
Use of Proceeds
We estimate that we will receive net proceeds of approximately $26.60 million from this offering, assuming the sales of all of the securities we are offering at an assumed price of $5.03 per share, after deducting the estimated offering expenses payable by us.
We intend to use approximately 30% of the net proceeds from this offering for research and development, approximately 30% for expansion of the existing securities brokerage and asset management businesses, approximately 20% for sales and promotion activities, and approximately 20% for working capital and other general corporate purposes. See “Use of Proceeds.”
Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12, and in the other documents incorporated by reference into this prospectus.
Listing
Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WTF.”
Transfer Agent
Transhare Corporation

Payment and Settlement
We expect that the delivery of the Ordinary Shares for the initial closing against payment therefor will occur on or about [•], 2026.
(1)
The total number of Ordinary Shares that will be outstanding immediately after this offering (assuming the sale of all the Ordinary Shares being offered in this offering) is based upon 48,237,472 Ordinary Shares issued and outstanding, excluding the number of Ordinary Shares issuable upon vesting of our outstanding restricted share units as of the date of this prospectus.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA
The following table summarizes our consolidated financial data for the periods indicated. We have derived the following summary of our consolidated balance sheets data as of March 31, 2025, 2024 and 2023, and our consolidated statements of operations data for the fiscal years ended March 31, 2025, 2024 and 2023, from our audited consolidated financial statements incorporated by reference in this prospectus, and our unaudited condensed consolidated balance sheet as of September 30, 2025 and unaudited consolidated statements of operations data for the six months ended September 30, 2025 and 2024. Our historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial and other data in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes incorporated by reference in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

	As of September 30,	As of March 31,
	2025	2025	2024	2023
Summary Consolidated Balance Sheets Data	US$	US$	US$	US$
Total assets	$68,976,087	$30,723,975	$32,684,427	$40,771,313
Cash and cash equivalents	14,347,536	7,717,087	4,948,090	19,092,552
Cash segregated under regulatory requirements	15,535,468	6,183,232	5,704,096	9,766,690
Receivables and contract assets	31,893,028	10,095,071	14,612,023	10,775,442
Investment, cost	2,878,575	2,878,575	3,472,016	—
Total liabilities	41,284,953	17,956,232	21,942,374	26,611,364
Payables	36,151,109	14,915,859	17,603,315	20,159,101
Total shareholders’ equity	$27,691,134	$12,767,743	$10,742,053	$14,159,949

	For the six months ended September 30,		For the fiscal years ended March 31,
Summary Consolidated Statement of Operations Data	2025	2024	2025	2024	2023
	US$	US$	US$	US$	US$
Total revenues	$6,102,900	$2,958,263	$7,447,944	$10,055,809	$5,738,774
Net (loss) / income	(8,366,642)	(1,148,255)	(11,967,505)	2,496,554	3,080,705
Net (loss) / income per ordinary share
Basic and diluted	$(0.17)	$(0.03)	$(0.29)	$0.04	$0.09
Weighted average ordinary shares outstanding
Basic and diluted	48,209,979	40,980,000	41,793,690	62,816,064	34,733,424

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors set forth in our 2025 Annual Report on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which augment the risk factors set forth in our 2025 Annual Report. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our operating results and financial condition and could result in a complete loss of your investment.
Risks Related to Doing Business in the Jurisdiction in which our Subsidiaries Operate
We have recently established a subsidiary in Mainland China, which subjects us to additional legal, regulatory, operational and geopolitical risks.
As of this date of this prospectus, we are headquartered in Hong Kong and operate primarily through our Hong Kong subsidiaries. However, we have incorporated WTF Technology, a wholly owned subsidiary in Hangzhou, Mainland China, to serve as a technical support and research and development center. WTF Technology is intended to operate as a cost center and will recruit local employees to conduct research and development and provide technical support services to our operations. WTF Technology currently does not generate any operating revenue or profits.
As a result of the establishment of our PRC subsidiary, we are now subject to certain PRC laws and regulations applicable to foreign-invested enterprises in Mainland China, which include, but are not limited to, those PRC laws and regulations relating to corporate governance, taxation, foreign exchange control, employment, social insurance, and intellectual property. Compliance with these laws and regulations may increase our operating costs and administrative burden. Any failure to comply with applicable PRC laws and regulations could subject us to fines, penalties, operational restrictions or other sanctions, which could materially and adversely affect our business, results of operation, and financial condition.
Our PRC subsidiary will recruit and employ local personnel, which subjects us to PRC labor laws and social insurance obligations. PRC employment laws impose requirements regarding labor contracts, severance, termination, social insurance contributions, and employee benefits. Any disputes with employees or failure to comply with PRC labor laws may result in arbitration, litigation, penalties, or reputational damage.
PRC foreign exchange controls may restrict our ability to fund our PRC subsidiary or repatriate funds. Capital contributions to our PRC subsidiary and cross-border service payments may be subject to State Administration of Foreign Exchange (SAFE) registration, regulatory approvals, or procedural requirements. Any delay or inability to make capital injections or remit funds could adversely affect the operations of our PRC subsidiary.
Intellectual property developed by our PRC subsidiary may be subject to PRC intellectual property laws. Although PRC law provides for protection of intellectual property rights, enforcement may be uncertain or inconsistent. We may face risks of misappropriation of trade secrets or disputes regarding ownership of intellectual property developed by PRC employees, which could materially and adversely affect our business, results of operation, and financial condition.
If we and our subsidiaries were to be required to comply with cybersecurity, data privacy, data protection, or any other PRC laws and regulations related thereto and we and our subsidiaries are unable to comply with such PRC laws and regulations, our financial condition, and results of operations may be materially and adversely affected.
We and our subsidiaries may be subject to a variety of cybersecurity, data privacy, data protection, and other PRC laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations apply not only to third-party transactions, but also to transfers of information within our organization. These laws and regulations may restrict the activities of our subsidiaries in Hong Kong and Mainland China and require us and our subsidiaries to incur increased costs and efforts to comply, and any breach or noncompliance may subject us and our subsidiaries to proceedings against such entity(ies), damage our and our subsidiaries’ reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect the business of our subsidiaries, and our financial condition and results of operations.
The PRC Data Security Law, or the Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and a hierarchical protection system for data security. Article 2 of the Data Security Law applies to data processing activities within the territory of Mainland China, as well as data processing activities conducted outside the territory of Mainland China, which jeopardize the national interest or the public interest of China or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this prospectus, (i) neither we nor any of our subsidiaries conduct any data processing activities in Mainland China, and (ii) neither we nor any of our subsidiaries have conducted any data processing activities which may endanger the national interest or the public interest of China or the rights and interest of any Chinese organization and citizens. Therefore, we believe that the Data Security Law is not applicable to us and our subsidiaries.
On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. Article 3 of the Personal Information Protection Law applies not only to personal information processing activities carried out in the territory of Mainland China but also to personal information processing activities outside the Mainland China for the purpose of offering products or services to domestic natural persons in the territory of Mainland China. The offending entities could be ordered to correct, or to suspend or terminate the provision of services, and face confiscation of illegal income, fines or other penalties. We cannot rule out the possibility that any PRC governmental authorities may subject us and our subsidiaries to such laws and regulations in the future. If these laws are deemed to be applicable to us and our subsidiaries, we cannot assure you that we and our subsidiaries will be able to comply with such laws in all respects, and we and our subsidiaries may be ordered to rectify and terminate any actions that are deemed to be illegal by the PRC governmental authorities and may become subject to fines and other government sanctions, which may materially and adversely affect the business of our subsidiaries, and our financial condition and results of operations.
On July 7, 2022, the CAC issued the Measures for Security Assessment of Cross-border Data Transfer, which took effect on September 1, 2022. On March 22, 2024, the CAC issued the Provisions on Facilitating and Regulating Cross-Border Data Flows (the “Cross-Border Data Flows Provisions”). According to these measures, in addition to the self-risk assessment requirement for provision of any data outside Mainland China, a data processor shall apply to the competent cyberspace department for a data security assessment and clearance of outbound data transfer in any of the following events: (i) critical information infrastructure operators providing personal information or important data overseas; and (ii) data processors other than critical information infrastructure operators providing important data overseas, or cumulatively providing overseas personal information (excluding sensitive personal information) of more than one million individuals or sensitive personal information of more than 10,000 individuals since January 1 of the current year. In addition, the Cross-Border Data Flows Provisions clarify that data processors are not required to conduct a security assessment for outbound data transfer for data that has not been notified or published as “important data” by relevant departments or regions. As of the date of this prospectus, (i) neither we nor our subsidiaries have received any formal notice from any PRC cybersecurity regulator identifying us or our subsidiaries as a “critical information infrastructure operator” or suggesting that the data we process is determined to be important data that will necessitate a security assessment, and (ii) our subsidiaries have processed far less than one million users’ personal information. From January 1, 2022 and up to the date of this prospectus, our subsidiaries have made outbound transfers of no more than one million users’ personal information and no more than ten thousand users’ sensitive personal information, cumulatively.
However, given the recent issuance of the above PRC laws and regulations related to cybersecurity and data privacy, the interpretation and implementation of these laws and regulations may be subject to revisions. We cannot assure you that we and our subsidiaries will be compliant with such new regulations in all respects, and we and our subsidiaries may be ordered to rectify and terminate any actions that are deemed illegal by the PRC governmental authorities and become subject to fines and other government sanctions, which may materially and adversely affect the business of our subsidiaries, and our financial condition and results of operations.
If we were to be required to obtain any permission or approval from or complete any filing procedures with the CSRC, the CAC, or other PRC governmental authorities in connection with our future offerings under the PRC laws, we may be fined or subject to other sanctions.
On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Trial Measures”) and five supporting guidelines, which took effect on March 31,

2023. The Trial Measures requires companies in Mainland China that seek to offer and list securities overseas, both directly and indirectly, to fulfill the filing procedures with the CSRC. According to the Trial Measures, the determination of the “indirect overseas offering and listing by companies in Mainland China” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: (i) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by companies in Mainland China; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Mainland Chinese nationals or domiciled in Mainland China.
The supporting guidelines further interpret that even if the issuer does not meet the above recognition criteria, but submits an application for issuance and listing in the overseas market in accordance with the relevant regulations applicable to non-domestic/regional issuers, and the risk factors disclosed in accordance with regulations are mainly related to the Mainland China market, the issuer should follow the principle of “substance over form” to confirm whether the issuer has to complete the filing procedures with the CSRC. Our counsel as to PRC laws, Global Law Office, advised us that we were not subject to the filing requirements under the supporting guidelines for our initial public offering completed in April 2025. However, given the current PRC regulatory environment and the establishment and operation of our PRC subsidiary, it is uncertain whether we or our subsidiaries will be required to obtain approvals from the PRC government to offer securities to foreign investors in the future, and whether we would be able to obtain such approvals.
As the regulatory actions of the Trial Measures and the supporting guidelines are continuously evolving, we cannot rule out the possibility that CSRC may promulgate new guidance or rules with respect to the implementation and interpretation of the principle of “substance over form.” Therefore, we cannot assure you that our initial public offering, any future offering of Ordinary Shares and our continued listing will not be deemed to be an “indirect overseas offering and listing by companies in Mainland China” and subject to the filing procedures in the future. If our initial public offering, any future offering and continued listing is deemed to be an “indirect overseas offering and listing by a company in Mainland China” under the Trial Measures and/or its further interpretation, we may need to complete the filing procedures for our initial public offering, our future offering and continued listing, retrospectively. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all.
The Cybersecurity Review Measures, which was jointly promulgated by the CAC and other relevant PRC governmental authorities on December 28, 2021 require that, among others, “critical information infrastructure” or network platform operators holding over one million users’ personal information to apply for a cybersecurity review before any public offering on a foreign stock exchange.
As of the date of this prospectus, the PRC Subsidiary maintains a small office, for registration purposes only, and has only one employee in Mainland China. Our counsel as to PRC laws, Global Law Office, has advised us that, as of the date of this prospectus, neither we nor our subsidiaries are required to apply for cybersecurity review for our public offerings on a foreign stock exchange, because (i) neither we nor our subsidiaries own or control, directly or indirectly, any major domestic assets or interests in Mainland China, our subsidiaries’ major business operations and personnel are located in Hong Kong; (ii) our data processing activities are solely carried out by our subsidiaries outside of Mainland China for the purpose of offering services in Hong Kong and other jurisdictions outside of Mainland China; (iii) a minimal proportion of our subsidiaries’ customers are in the Mainland China and neither we nor our subsidiaries control more than one millions users’ personal information as of the date of this prospectus; (iv) neither we nor our subsidiaries own any critical information infrastructure, as of the date of this prospectus, neither we nor our subsidiaries have received any notice of identifying us or our subsidiaries as critical information infrastructure from any relevant PRC governmental authorities; (v) our subsidiaries’ operations do not affect national security; and (vi) neither we nor our subsidiaries have been informed by any PRC governmental authority of any requirement for a cybersecurity review. However, regulatory requirements on cybersecurity and data security in the Mainland China are constantly evolving and can be subject to varying interpretations or significant changes, which may result in uncertainties about the scope of our responsibilities in that regard, and there can be no assurance that the relevant PRC governmental authorities, including the CAC, would reach the same conclusion as our counsel as to PRC laws. We will closely monitor and assess the implementation and enforcement of the Cybersecurity Review Measures. If the Cybersecurity Review Measures mandates clearance of cybersecurity and/or data security regulators and other specific actions to be completed by companies like us, we may face uncertainties as to whether we can meet such requirements timely, or at all.
Since these statements and regulatory actions are continuously evolving, we cannot rule out the possibility that PRC governmental authorities may promulgate new guidance or rules in the interpretation and the enforcement of the above cybersecurity and overseas listing laws and regulation. If we are required to obtain approval or filings from any governmental authorities, including the CAC and/or the CSRC, in connection with the continued listing of our securities on a stock exchange outside of Hong Kong or Mainland China, it is uncertain how long it will take for us to obtain such approval or complete such filing, and, even if we obtain such approval or complete such filing, the approval or filing could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from or complete the necessary filing procedure with the PRC governmental authorities to conduct offerings or list outside of Hong Kong or Mainland China may subject us and our subsidiaries to sanctions imposed by the PRC governmental authorities, which could include fines and penalties, suspension of business, proceedings against us and our subsidiaries, and even fines on the controlling shareholder and other responsible persons, and the ability to conduct the business of our subsidiaries, our and our subsidiaries’ ability to invest into Mainland China as foreign investments or accept foreign investments, or our ability to continue to list on Nasdaq may be restricted, and the business of our subsidiaries, and our reputation, financial condition, and results of operations may be materially and adversely affected. Additionally, these risks could result in a material adverse change to the value of our Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors or cause such securities to significantly decline in value or become worthless.
Risks Related to Our Subsidiaries’ Business and Industry
We have historically derived a substantial portion of revenue from WGI, a single related party customer. The recent loss of WGI as a substantial customer will have an adverse impact on our revenues in the near term if it is not replaced with one or more customers that generate the same volume of revenues, which could materially and adversely affect our financial results.
WGI, which is a related party over which we have exercised significant influence, was the largest customer for the fiscal years ended March 31, 2025, 2024 and 2023. See “Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions” of our 2025 Annual Report. WGI accounted for approximately 64.2%, 39.5% and 81.5% of our total revenues for the fiscal years ended March 31, 2025, 2024, and 2023, respectively. Although WGI was a significant customer in our recent financial reporting periods, WGI is no longer our customer effective from October 2025. As a result, we no longer will generate revenue from this related party relationship with WGI, and our historical dependence on WGI presents transitional and operational risks as we shift our customer base.
Since August 2025, a New Zealand incorporated customer controlled by a less than 5% minority shareholder of the Company has emerged as a new customer that we anticipate may contribute substantial revenue, however, we can provide no assurance as of the date of this prospectus that such entity will do so at the same level as WGI historically has or will contribute in a manner that will offset the loss of WGI sufficient to impact future financial results.
Our heavy reliance on a single customer has left our subsidiaries’ business vulnerably exposed. The transition from WGI to other key customer(s) has resulted in changes to our commercial relationships, including requiring the renegotiation or termination of agreements, which could lead to potential delays in payment cycles, and may give rise to uncertainties around pricing or other business terms upon which our subsidiaries transact with third parties. Any adverse changes to our relationship with any of our new key customer(s), or any residual effects from our prior relationship with WGI could materially and adversely affect our financial results.
Even if our subsidiaries expect to obtain and retain new key customer(s), if the relationship with new key customer(s) deteriorates for any reason, or there is any adverse change in the demand of new key customer(s) for our subsidiaries’ services, or if our subsidiaries lose any new key customer(s), our subsidiaries’ business and our results of operations and financial conditions could be materially and adversely affected. Our historical reliance on WGI also means that our subsidiaries have had limited experience in attracting and maintaining non-related party customers and in operating without reliance upon a major related party customer, and there is no assurance that our subsidiaries will be able to successfully transition from their dependence on WGI over time to a more diversified, non–related party customer base or achieve sustained financial independence from the prior relationship with WGI.

WSI and WTI are dependent on a single supplier, Shenzhen Jinhui Technology Co., Ltd., an information technology company, for providing software licensing (including subscription based) and related support services.
Shenzhen Jinhui Technology Co. Ltd. (“Shenzhen Jinhui”) was a related party controlled by Mr. Zhou Kai, our Chairman of the Board, Director, Chief Technology Officer and shareholder who owns more than 5% of the number of issued and outstanding Ordinary Shares of our Company. Shenzhen Jinhui is no longer a related party as of the date of this prospectus. WSI and WTI have outsourced the trading platform APP development and related support services in its software licensing (including subscription based) and related support services to Shenzhen Jinhui. As such, WSI and WTI are dependent on Shenzhen Jinhui for providing such services to software licensing (including subscription based) and related support services customers. The dependence on Shenzhen Jinhui exposes WSI and WTI to risks, including reduced control over costs and constraints based on the availability, terms, and pricing of these services. While we consider the chance of WSI and WTI being denied access to such services provided by Shenzhen Jinhui to be remote, if WSI and WTI were denied access to such services for some reasons, or if WSI and WTI were to experience any material disruptions to the sourcing of such services from Shenzhen Jinhui, WSI and WTI may not be able to switch to an alternative supplier at all or on substantially similar terms. As a result, our results of operations and financial condition could be materially and adversely affected.
As Shenzhen Jinhui is a significant service provider to WSI and WTI, any deterioration to our relationship with Shenzhen Jinhui or any adverse changes to the business terms with Shenzhen Jinhui could result in significant costs and potential service interruptions, if no suitable service provider to advance the trading platform APP development and furnish related support services in software licensing (including subscription based) and related support services can be located.
Risks Relating to This Offering
We are selling the Ordinary Shares in this offering without an underwriter and may be unable to sell any shares.
This offering is self-underwritten. We are selling the Ordinary Shares in this offering without an underwriter and may be unable to sell any of such shares. We intend to sell the Ordinary Shares through our officers. Our officers will offer the Ordinary Shares to their friends, relatives, acquaintances, and business associates; however, there is no guarantee that they will be able to sell any of the Ordinary Shares.
The trading price of our Ordinary Shares has been and is likely to continue to be highly volatile, and purchasers of our Ordinary Shares could incur substantial losses.
Our share price has been and will likely continue to be volatile for the foreseeable future. The stock market in general and the market for companies similarly situated like us in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their Ordinary Shares at or above the price they paid.
The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.
Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and materially impair our ability to raise capital through equity offerings in the future. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Ordinary Shares. See “Plan of Distribution” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.
You will experience immediate and substantial dilution in the net tangible book value per share of the Ordinary Shares you purchase.
Because the assumed public offering price per Ordinary Share being offered is substantially higher than the net tangible book value per share of our Ordinary Shares, you will suffer immediate and substantial dilution in the net tangible book value of the Ordinary Shares you purchase in the offering. Assuming a public offering price of $5.03 per share, you will experience an immediate dilution of approximately $4.02 per Ordinary Share, with respect to the net tangible book value of our Ordinary Shares as of September 30, 2025. See “Dilution.”

We may use the proceeds of this offering in ways with which you may not agree.
Our management will have considerable discretion in deciding how to apply the proceeds of this offering. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that will improve our results of operations or increase the price of our Ordinary Shares, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that reflect our current expectations and forecasts or views of future events, all of which are subject to risks and uncertainties. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:
•	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;
•	our ability to execute our growth and expansion strategies, including our ability to meet our goals;
•	current and future economic and political conditions;
•	our expectations regarding demand for and market acceptance of our services;
•	our expectations regarding our customer base;
•	competition in our industries;
•	relevant government policies and regulations relating to our industries;
•	our capital requirements and our ability to raise any additional financing which we may require;
•
our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of our business through our subsidiaries;

•	our ability to hire and retain qualified management personnel and key employees in order to develop the business of our subsidiaries;
•	overall industry and market performance;
•	other assumptions described in this prospectus underlying or relating to any forward-looking statements.
We describe material risks, uncertainties and assumptions that could affect the business of our subsidiaries, and our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.
Industry Data and Forecasts
This prospectus may contain certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The global business-to-business financial technology in the securities brokerage market and related industries may not grow at the rate projected by market data, or at all. Failure of our industries to grow at the projected rate may have a material and adverse effect on the business of our subsidiaries and the market price of our Ordinary Shares. In addition, the new and rapidly changing nature of the securities brokerage services and financial technology services industries results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industries. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the British Virgin Islands (“BVI”) as a BVI business company with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.
Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are residents of Hong Kong or Mainland China and a majority of their assets are located outside the United States. As a result, it may be difficult for shareholders to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.
British Virgin Islands
Enforceability
Carey Olsen Singapore LLP, our legal counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
We have been advised by Carey Olsen Singapore LLP that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the BVI. We have also been advised by Carey Olsen Singapore LLP that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.
Hong Kong
We have been advised by Han Kun Law Offices LLP, our Hong Kong legal advisers, that there is uncertainty as to whether the judgment of United States courts will be directly enforced in Hong Kong, as the United States and Hong Kong do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, provided that the foreign judgment, among other things, is a final judgment conclusive upon the merits of the claim and is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.
Mainland China
We have been advised by Global Law Office, our PRC legal advisers, that there is uncertainty as to whether the courts of the PRC, would: (1) recognize or enforce judgments of United States courts obtained against the Company or its directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (2) entertain original actions brought in each respective jurisdiction against the Company or its directors or officers predicated upon the securities laws of the United States or any state in the United States. The recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC Laws against the Company in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding the Ordinary Shares.

USE OF PROCEEDS
Based upon an assumed offering price of $5.03 per share, we estimate that we will receive net proceeds from this offering of approximately $26.60 million, assuming the sales of all of the securities we are offering and after deducting the estimated offering expenses payable by us. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50% or 25% of the securities offered in this offering would be approximately $19.86 million, $13.12 million, or $6.38 million, respectively, after deducting the estimated offering expenses payable by us.
We plan to use the net proceeds of this offering as follows:
•
approximately 30% for research and development activities to improve the functionalities of our online trading platform and other applications to be provided by the Company, under the Company’s global AI strategy; for further information on our global AI strategy, please see “Item 4. Information on the Company—B. Business Overview” in our 2025 Annual Report;

•	approximately 30% for expansion of the existing securities brokerage and asset management businesses;
•	approximately 20% for sales and promotion activities, such as digital marketing campaigns, to promote the Company’s global AI strategy; and
•	approximately 20% for working capital and other general corporate purposes.
Each $1.00 increase (decrease) in the assumed public offering price of $5.03 per share, would increase (decrease) the net proceeds to us from this offering by approximately $5.36 million, assuming the number of shares offered, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated offering expenses and assuming the completion of the maximum offering.
Based on an assumed offering price of $5.03 per share, an increase of 100,000 in the number of Ordinary Shares we are offering, would increase the net proceeds to us from this offering, after deducting the estimated offering expenses payable by us, by approximately $0.50 million. A decrease of 100,000 in the number of Ordinary Shares we are offering, would decrease the net proceeds to us from this offering, after deducting the estimated offering expenses payable by us, by approximately $0.50 million.
The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits, debt instruments or our margin loan business.
Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or any of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to pursue the business goals outlined in this prospectus.

DIVIDEND POLICY
Subject to the BVI Companies Act and our memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividend. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.
We have never declared or paid any cash dividends on our Ordinary Shares. We do not have any present plan to pay any cash dividends on our Ordinary Shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to support operations and to finance the growth and development of our subsidiaries’ business.
We are a holding company incorporated in the British Virgin Islands. We may rely on dividends from our subsidiaries in Hong Kong and the Cayman Islands for our cash requirements, including any payment of dividends to our shareholders. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Item 10. Additional Information — E. Taxation — Hong Kong Enterprise Taxation” in our 2025 Annual Report. Under Cayman Islands law, dividends may be paid only out of profits or share premium. See “Item 10. Additional Information — E. Taxation — Cayman Islands Taxation” in our 2025 Annual Report. Any dividends to be paid by us are not subject to taxation in the British Virgin Islands under current laws and regulations. See “Item 10. Additional Information — E. Taxation — British Virgin Islands Taxation” in our 2025 Annual Report. Cash dividends on our Ordinary Shares, if any, will be paid in U.S. dollars.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2025:
•	on an actual basis; and
•
on a pro forma as adjusted basis to give effect to the issuance and sale of 5,359,719 Ordinary Shares offered hereby, based on an assumed offering price of $5.03 per share, assuming the sale of all of the Ordinary Shares we are offering, and the application of the net proceeds after deducting the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Actual	Pro forma as adjusted after this offering
	US$	US$
Shareholders’ equity
Ordinary shares, unlimited shares authorized; no par value; 48,237,472 shares and 43,206,222 shares issued and outstanding as of September 30, 2025 and March 31, 2025, respectively	$—	$—
Additional paid-in capital	$45,097,848	$71,699,235(1)
Retained earnings	$(17,473,787)	$(17,473,787)
Accumulated other comprehensive loss	$67,073	$67,073
Total shareholders’ equity	$27,691,134	$54,292,521
Total capitalization	$27,691,134	$54,292,521

(1)
The pro forma as-adjusted information discussed above is illustrative only. Our additional paid-in capital, total shareholders’ equity, and total capitalization following the completion of this offering are subject to adjustment based on the actual public offering price and other terms of this offering determined at pricing.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or none of the securities offered hereby.
A $1.00 increase (decrease) in the assumed public offering price of $5.03 per share, would increase (decrease) each of additional paid-in capital, total shareholders’ equity, and total capitalization by approximately $5.36 million, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated expenses payable by us.

DILUTION
If you invest in the securities being offered in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Ordinary Shares and our pro forma as-adjusted net tangible book value per Ordinary Share immediately after this offering. Dilution results from the fact that the public offering price per Ordinary Share is substantially in excess of the pro forma as-adjusted net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.
Our net tangible book value as of September 30, 2025, was $0.57 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities.
After giving effect to the issuance and sale of 5,359,719 Ordinary Shares offered in this offering at an assumed public offering price of $5.03 per share, after deducting the estimated offering expenses payable by us and assuming the sale of all of the Ordinary Shares we are offering, our pro forma as-adjusted net tangible book value as of September 30, 2025 would have been approximately $54,292,521, or $1.01 per outstanding Ordinary Share. This represents an immediate increase in pro forma net tangible book value of $0.44 per ordinary share to the existing shareholders, and an immediate dilution in pro forma net tangible book value of $4.02 per Ordinary Share to investors purchasing Ordinary Shares in this offering.
The following table illustrates such dilution:

Per Share Post-Offering(1)
Assumed public offering price per share	$5.03
Net tangible book value per share as of September 30, 2025	$0.57
Increase in pro forma net tangible book value per share attributable to this offering	$0.44
Pro forma as-adjusted net tangible book value per share immediately after this offering	$1.01
Dilution per share to new investors participating in this offering	$4.02

(1)
Assumes net proceeds of approximately $26.60 million from this offering of 5,359,719 Ordinary Shares at an assumed public offering price of $5.03 per share, calculated as follows: approximately $26.96 million gross offering proceeds, less the estimated offering expenses of approximately $0.36 million.

The number of our Ordinary Shares to be outstanding after this offering is based on 48,237,472 Ordinary Shares outstanding, excluding the number of Ordinary Shares issuable upon vesting of our outstanding restricted share units, as of the date of this prospectus.
A $1.00 increase in the assumed public offering price of $5.03 per share, would increase our pro forma as-adjusted net tangible book value as of September 30, 2025 after this offering, assuming the sale of all of the Ordinary Shares we are offering, by approximately $0.10 per Ordinary Share, and would increase dilution to new investors by approximately $0.90 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated offering expenses payable by us.
A $1.00 decrease in the assumed public offering price of $5.03 per share, would decrease our pro forma as-adjusted net tangible book value as of September 30, 2025 after this offering, assuming the sale of all of the Ordinary Shares we are offering, by approximately $0.10 per Ordinary Share, and would decrease dilution to new investors by approximately $0.90 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated offering expenses payable by us.
The pro forma as-adjusted information as discussed above is illustrative only. Our pro forma net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.
Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or any of the securities offered hereby.

CORPORATE HISTORY AND STRUCTURE
The Company was incorporated under the laws of the British Virgin Islands with limited liability on June 25, 2010 under the original name of “IAM Group Inc.”, which name was changed to “Waton Financial Limited” on July 5, 2023. The Company holds equity interests in its subsidiaries in Hong Kong, Mainland China, the Cayman Islands and the British Virgin Islands. Investors are purchasing the securities of the Company, a British Virgin Islands holding company, and not in its subsidiaries. This corporate structure involves unique risks to investors. As a holding company, the Company may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The subsidiaries’ ability to pay dividends to the Company may be restricted by the debt the subsidiaries incur on their own behalf or the laws and regulations applicable to them. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments may restrict our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders” in our 2025 Annual Report.
Corporate Structure
The Company owns 100% of the issued shares of Waton Securities International Limited (“WSI”), a limited liability company incorporated in Hong Kong on April 28, 1989, 100% of the issued shares of Waton Technology International Limited (“WTI”), a limited liability company incorporated in Hong Kong on February 24, 2023, 100% of the issued shares of Waton Sponsor Limited (“WSL”), a BVI business company incorporated in the British Virgin Islands on September 7, 2023 and 100% of the issued shares of Descart Limited (“Descart”), a stock corporation incorporated in the State of Delaware on February 23, 2024.
Waton Securities International Limited owns 100% of the issued shares of Infast Asset Management Co., Limited (“IAM”), a limited liability company incorporated in Hong Kong on October 30, 2012, and 100% of the issued management shares of Waton Investment Global SPC (“WIG SPC”), an exempted segregated portfolio company incorporated in Cayman Islands on May 12, 2022.
Waton Technology International Limited owns 100% of the issued shares of WTF Technology (Hangzhou) Co. Ltd. (“WTF Technology”), a limited liability company incorporated under the PRC laws on February 10, 2026.
Waton Sponsor Limited owns 100% of the issued shares of Love & Health Limited (“L&H”), an exempted company incorporated in Cayman Islands on October 3, 2023.
In the fiscal year ended March 31, 2023, we operated through our wholly owned subsidiary, WSI, to provide securities brokerage services and software licensing and related support services. Since September 2023, WTI has provided software licensing and related support services, in order to focus on the expertise of operations and service areas. In the fiscal year ended March 31, 2024, we operated through our wholly owned subsidiaries, WSI, to provide securities brokerage services and software licensing and related support services, and WTI, to provide software licensing and related support services. Furthermore, WSL, IAM, Descart, WIG SPC, WTF Technology, and L&H are incorporated for the purpose of expanding our service offerings in alignment with our long-term development plan. As of the date of this prospectus, the following subsidiaries have commenced their activities: (i) WSI, through WIG SPC, has set up five segregated portfolios under WIG SPC to develop WSI’s asset management business, among which, two segregated portfolios have been launched; and (ii) WSL has engaged in the formation and sponsorship of L&H, being a SPAC, as well as the proposed initial public offering of the securities of L&H. As of the date of this prospectus, IAM, Descart, WTF Technology, and L&H have minimal operations. WTF Technology is intended to operate as a technical support and R&D center, functioning as a cost center.
In order to explore business opportunities and expand the business of the Company, in February 2024, WSI, through equity method investment at the cost of RMB5,500,000 (equivalent to approximately US$770,000), acquired a 55% interest in LeFeng Hainan Private Equity Fund Management Limited (“LeFeng”), a limited liability company established in the PRC, which company is not our subsidiary. In view of the prolonged timeframe and uncertainty for LeFeng to complete the requisite regulatory filings and commence its intended business, on October 10, 2024, WSI and the sole director of LeFeng (the “Purchaser”) entered into a share transfer agreement, pursuant to which WSI agreed to sell and the Purchaser agreed to purchase the 55% equity interest in LeFeng for a consideration of HK$7,000,000 (equivalent to approximately US$900,000), (the “Divestment”). The Divestment was completed during the six months ended September 30, 2025. The Divestment presents an opportunity for WSI to realize its investment and focus its resources on its current business.

In February 2025, WSI, through equity method investment at the cost of US$20,000, acquired a 40% interest in MW Technology Development Limited, a BVI business company, which is a joint venture established with MOG Digitech Holdings Limited (“MOG Digitech”) to collaboratively develop a trading desk for digital currency financial securities. MOG Digitech is an investment holding company whose shares are listed on the Main Board of the Hong Kong Stock Exchange (with stock code: 1942). MOG Digitech and its subsidiaries are principally engaged in digital payment solutions-related business, sales of optical products, and franchise and license management. As of the date of this prospectus, payment for the investment has not been made, and MW Technology does not have any material operations.
The following chart illustrates our corporate structure, including our principal operating subsidiaries, as of the date of this prospectus, without considering the effect of this offering. The percentages shown on the following chart represent percentages of equity ownership:

Name	Background	Ownership	Principal activities
Waton Financial Limited	• A BVI company • Incorporated on June 25, 2010	—	Investment holding
Waton Securities International Limited	• A Hong Kong company • Incorporated on April 28, 1989	100% owned by Waton Financial Limited	Provision of securities brokerage services and software licensing and related support services
Waton Technology International Limited	• A Hong Kong company • Incorporated on February 24, 2023	100% owned by Waton Financial Limited	Provision of software licensing and related support services
Waton Sponsor Limited	• A BVI company • Incorporated on September 7, 2023	100% owned by Waton Financial Limited	Sponsor of a special purpose acquisition company
Descart Limited	• A Delaware stock corporation • Incorporated on February 23, 2024	100% owned by Waton Financial Limited	General holding

Name	Background	Ownership	Principal activities
Love & Health Limited	• A Cayman Islands exempted company • Incorporated on October 3, 2023	100% owned by WSL	Blank cheque special acquisition company

Completion of the IPO
On April 2, 2025, the Company closed its initial public offering (“IPO”) of 4,375,000 Ordinary Shares and the sale of an additional 656,250 Ordinary Shares (the “Over-allotment”), pursuant to the full exercise of the over-allotment option granted to the underwriters in connection with the IPO. The offering price was $4.00 per share. The aggregate gross proceeds of the IPO and over-allotment were $20,125,000 before deducting underwriting discounts and offering expenses. The Ordinary Shares of the Company were approved for listing on the Nasdaq Capital Market and commenced trading under the ticker symbol “WTF” on April 1, 2025.
For further information on our corporate history and structure, please read “Item 4. Information on The Company — A. History and Development of the Company” in our 2025 Annual Report.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
For our management’s discussion and analysis of financial condition and results of operations for the six months ended September 30, 2025, and the years ended March 31, 2025, 2024 and 2023, please read “Item 5. Operating and Financial Review and Prospects” in our 2025 Annual Report and Report on Form 6-K filed on January 29, 2026, which are incorporated by reference into this prospectus.
BUSINESS
For a description of our business, please read “Item 4. Information on the Company — B. Business Overview” in our 2025 Annual Report, which is incorporated by reference into this prospectus. Except as otherwise set forth in this prospectus, there have been no material changes or developments to our business since the filing of our 2025 Annual Report.
Since the filing of our 2025 Annual Report, WSI launched Z Navigation Option Hedge Fund S.P., a segregated portfolio of WIG SPC. WSI has been appointed as the investment manager of Z Navigation Option Hedge Fund S.P., which entity is responsible for managing the investments in Z Navigation Option Hedge Fund S.P. pursuant to its investment objectives and in accordance with its investment strategies and restrictions. Details of Z Navigation Option Hedge Fund S.P., and the engagement of WSI as investment manager of Z Navigation Option Hedge Fund S.P. are set out below. In addition, WSI and WGI have been appointed as custodians to Z Navigation Option Hedge Fund S.P.

Name of segregated portfolio:	Z Navigation Option Hedge Fund S.P.

Investment manager:	WSI. Viberation Asset Management Limited was appointed a co-investment manager of Z Navigation Option Hedge Fund S.P. in August 2025.

Investment objective and investment strategy:	To achieve moderate growth and to generate long term growth with relatively steady experience.

Z Navigation Option Hedge Fund S.P. intends to invest most of the portfolio’s assets mainly in option arbitrage, option volatility trading, based upon OTC option market-marker. The main investment scope include the following: China A-share stocks, A-share OTC stocks options, Hong Kong stocks, Hong Kong OTC stock options, American stocks, American OTC stock options, Chinese domestic future market instruments, Chinese ETF, Chinese option market instruments; Hong Kong future market instruments, Hong Kong ETF, Hong Kong option market instruments, American future market instruments, American ETF, American option market instruments.

Target investors:	Investors who are professional investors (within the meaning of the HKSFO, including professional investors as defined by the Securities and Futures (Professional Investor) Rules)

Capital contributions:	As of the date of this prospectus, the total subscriptions received by Z Navigation Option Hedge Fund S.P. amounted to US$4 million.

Investors:	As of the date of this prospectus, Z Navigation Option Hedge Fund S.P. has 3 investors.

Fees payable to WSI as investment manager:
•
Management fee: 1.5% per annum of the net asset value of Class V shares (common class) and Class VI shares (junior class) of Z Navigation Option Hedge Fund S.P. No management fee in respect of Class IV shares (senior class) will be charged;

•
Performance fee: equal to the relevant percentage of the realized and unrealized appreciation in the net asset value in respect of each series of Class V shares and Class VI shares during a calculation period above the current peak net asset value per the relevant series of the relevant class of shares. WSI is entitled to waive the performance fee at its discretion. No performance fee in respect of Class IV shares (senior class) will be charged; and

•
Subscription fee: 0.5% of the subscription amount of portfolio shares of Z Navigation Option Hedge Fund S.P. subscribed. The directors of WIG SPC may waive the subscription fee at their discretion.

Fees payable to WSI as custodian:	• Nil. Custodian fees will not exceed commercial rates.

Customers
WGI was a significant customer in our recent financial reporting periods, however, effective October 2025, WGI is no longer our customer. See “Related Party Transactions” and “Risk Factors — Risks Related to Our Subsidiaries’ Business and Industry — We have historically derived a substantial portion of revenue from WGI, a single related party customer. The recent loss of WGI as a substantial customer will have an adverse impact on our revenues in the near term if it is not replaced with one or more customers that generate the same volume of revenues, which could materially and adversely affect our financial results.”
PRC Subsidiary
WTF Technology is a limited liability company 100% owned by WTI and incorporated under the PRC laws on February 10, 2026. WTF Technology is intended to operate as a technical support and R&D center, functioning as a cost center. See “Risk Factors — Risks Related to Doing Business in the Jurisdiction in which our Subsidiaries Operate — We have recently established a subsidiary in Mainland China, which subjects us to additional legal, regulatory, operational and geopolitical risks.”
REGULATIONS
For major regulations that impact our business, please read “Item 4. Information on the Company — B. Business Overview — Regulations” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes to major regulations that impact our business since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.
Regulations Related to our Business Operation in the PRC
We operate part of our business in the PRC under a legal regime mainly consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including among others, the SAFE, the MOFCOM, the National Development and Reform Commission (“NDRC”), the State Administration for Market Regulation (“SAMR”) and their respective authorized local branches.
This section sets forth a summary of the most significant rules and regulations that affect our business activities in the PRC.
Regulation Relating to Foreign Investment
All limited liability companies incorporated and operating in the PRC are governed by the Company Law of the People’s Republic of China, or the Company Law, which was promulgated by the SCNPC, most recently amended in 2023 and took into effect on July 1, 2024. Foreign invested companies must also comply with the Company Law, with exceptions as specified in other laws and regulations relating to foreign investment.

The Foreign Investment Law of the People’s Republic of China (the “Foreign Investment Law”) was adopted by the second meeting of the 13th National People’s Congress on March 15, 2019, which became effective on January 1, 2020. On December 26, 2019, the State Council promulgated Regulation for Implementing the Foreign Investment Law of the People’s Republic of China, which became effective on January 1, 2020.
The Foreign Investment Law and its implementing rules apply the administrative system of pre-establishment national treatment plus negative list to foreign investment and clarify the state shall develop a catalogue of industries for encouraging foreign investment to specify the industries, fields, and regions where foreign investors are encouraged and directed to invest.
With respect to the establishment and operation of foreign-invested enterprises, or FIEs, the MOFCOM and NDRC, promulgated the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2024Version) (the “Negative List”) on September 6, 2024, which became effective on November 11, 2024. The Negative List sets out the special administrative measures for access of foreign investment such as the requirements in relation to shareholding and senior management. Fields that were not included in the Negative List shall be regulated according to the principle of equal treatment of domestic and foreign investments. The Negative List is subject to review and update by the PRC government from time to time. None of our businesses are in the Negative List. Therefore, the PRC subsidiary is not subject to restrictions imposed by the foreign investment laws and regulations of the PRC. Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiary
Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiary
An offshore company may invest equity in a PRC company. Such equity investment is subject to a series of laws and regulations generally applicable to any foreign-invested enterprise in China, all as amended from time to time, and their respective implementing rules; the Administrative Provisions on Foreign Exchange in Domestic Direct Investment by Foreign Investors; and the Notice of the State Administration on Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment. Under the aforesaid laws and regulations, the increase of registered capital and total investment amount shall both be registered with SAMR and SAFE. Shareholder loans made by offshore parent holding companies to their PRC Entities are regarded as foreign debts in China for regulatory purpose, which is subject to a number of PRC laws and regulations, including among others, the PRC Foreign Exchange Administration Regulations, the Interim Measures on Administration on Foreign Debts, the Tentative Provisions on the Statistics Monitoring of Foreign Debts and its implementation rules, and the Administration Rules on the Settlement, Sale and Payment of Foreign Exchange. Under these regulations, the shareholder loans made by offshore parent holding companies to their PRC Entities shall be registered with SAFE.
Regulations Relating to Foreign Exchange
Pursuant to the Foreign Exchange Administration Regulations, as amended in August 2008, the RMB is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside the PRC, unless SAFE’s prior approval is obtained and prior registration with SAFE is made. In May 2013, SAFE promulgated the Circular of the SAFE on Printing and Distributing the Administrative Provision on Foreign Exchange in Domestic Direct Investment by Foreign Investors and Relevant Supporting Documents (the “SAFE Circular 21”) which provides for and simplifies the operational steps and regulations on foreign exchange matters related to direct investment by foreign investors, including foreign exchange registration, account opening and use, receipt and payment of funds, and settlement and sales of foreign exchange. The relevant regulations under SAFE Circular 21 were further amended and simplified by the Circular of the State Administration of Foreign Exchange on Matters Concerning Deepening the Reform of Foreign Exchange Administration for Cross Border Investment and Financing announced by SAFE (effective on September 12, 2025).
Pursuant to the Circular on Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Return Investments Conducted by Domestic Residents through Overseas Special Purpose Vehicles, or the SAFE Circular 37, promulgated by SAFE and which became effective on July 4, 2014, (a) a PRC resident shall register with the local SAFE branch before he or she contributes assets or equity interests in an overseas special purpose vehicle, or Overseas SPV, that is directly established or controlled by the PRC resident for the purpose of conducting investment or financing; and (b) following the initial registration, the PRC resident is also required to register with the local SAFE branch for any major change, in respect of the Overseas SPV, including, among other things, a change of the Overseas SPV’s PRC resident shareholder(s), the name of the Overseas SPV, term of operation, or any increase or reduction of the Overseas SPV’s registered capital, share transfer or swap, and merger or division. Pursuant to SAFE Circular 37, failure to comply with these registration procedures may result in penalties.
Pursuant to the Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies (the “SAFE Notice 13”), which was promulgated on February 13, 2015 and with effect from June 1, 2015, the foreign exchange registration under domestic direct investment and the foreign exchange registration under overseas direct investment is directly reviewed and handled by banks in accordance with the SAFE Notice 13, and the SAFE and its branches shall perform indirect regulation over the foreign exchange registration via banks.
Regulations Relating to Employment
The Labor Law of the People’s Republic of China (the “Labor Law”), which became effective in January 1995 and was amended in 2018, and the Labor Contract Law of the People’s Republic of China (the “Labor Contract Law”), effective in January 2008 and amended in 2012, require employers to provide written contracts to their employees, restrict the use of temporary workers and aim to give employees long-term job security. Employers must pay their employees’ wages equal to or above local minimum wage standards, establish labor safety and workplace sanitation systems, comply with state labor rules and standards and provide employees with appropriate training on workplace safety. In September 2008, the State Council promulgated the Implementing Regulations for the PRC Labor Contract Law which became effective immediately and interprets and supplements the provisions of the Labor Contract Law.
In January 2014, the Ministry of Human Resource and Social Security of the PRC issued the Interim Provisions on Labor Dispatching, which became effective in March 2014, pursuant to which it provides that the number of dispatched workers used by an employer shall not exceed 10% of the total number of its employees.
The PRC governmental authorities have passed a variety of laws and regulations regarding social insurance and housing funds from time to time, including, among others, the Social Insurance Law of the People’s Republic of China, the Regulation of Insurance for Labor Injury, the Regulations of Insurance for Unemployment, the Provisional Insurance Measures for Maternal Employees, the Interim Administrative Provisions on Registration of Social Insurance and the Administrative Regulations on the Housing Provident Fund.
According to the Social Insurance Law of PRC, which issued by the SCNPC on October 28, 2010 and came into effect on July 1, 2011 and was latest revised on December 29, 2018, enterprises and institutions in the PRC shall provide their employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance and other welfare plans. The employer shall apply to the local social insurance agency for social insurance registration within 30 days from the date of its formation. And it shall, within 30 days from the date of employment, apply to the social insurance agency for social insurance registration for the employee.
According to the Administrative Regulations on the Housing Provident Fund, implemented since April 3, 1999 and latest amended on March 24, 2019, any newly established entity shall make deposit registration at the housing accumulation fund management center within 30 days as of its establishment. After that, the entity shall open a housing accumulation fund account for its employees in an entrusted bank. Within 30 days as of the date an employee is recruited, the entity shall make deposit registration at the housing accumulation fund management center and seal up the employee’s housing accumulation fund account in the bank mentioned above within 30 days from termination of the employment relationship.
Regulations Relating to Tax in the PRC
Income Tax
The PRC Enterprise Income Tax Law was promulgated in March 2007 and was most recently amended in December 2018. The PRC Enterprise Income Tax Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, except where tax incentives are granted to special industries and projects. Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation regulations to the PRC Enterprise Income Tax Law, a “de facto management body” is defined as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise.
Value-Added Tax
The Value-added Tax Law of the PRC (effective on January 1, 2026) and the Implementation Regulations of the Value-Added Tax Law of the PRC promulgated (effective on January 1, 2026) replace the PRC Provisional Regulations on Value-Added Tax (promulgated in 1993 and last amended in 2017). According to such laws and regulations, entities and individuals engaged in the sale of goods, services, intangible assets, or real estate within China, or importing goods to China, shall be identified as taxpayers of value-added tax, and shall pay value-added tax. The sale of goods, services, intangible assets, or real estate refers to the transfer of ownership of goods or real estate for a consideration, the provision of services for a fee, or the transfer of ownership or use rights of intangible assets for a consideration. For taxpayers selling goods, processing, repair or fitting services, or tangible movable property leasing services; or importing goods, the tax rate shall be 13%, unless otherwise specified; for taxpayers selling transportation, postal, basic telecommunications, construction, or real estate leasing services, selling real estate, transferring land use rights, or selling or importing specified goods, the tax rate shall be 9%, unless otherwise specified; for taxpayers selling services or intangible assets, the tax rate shall be 6%, unless otherwise specified; for taxpayers exporting goods, the tax rate shall be zero, except as otherwise provided by the State Council; and for entities and individuals within China engaging in cross-border sales of services or intangible assets within the scope defined by the State Council, the tax rate shall be zero.
MANAGEMENT
For a description of our management, please read “Item 6. Directors, Senior Management and Employees” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our management since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

PRINCIPAL SHAREHOLDERS
The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:
•	each of our directors, director appointees and executive officers; and
•	each person known to us to own beneficially 5% or more of our Ordinary Shares.
Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 48,237,472 Ordinary Shares outstanding, excluding the number of Ordinary Shares issuable upon vesting of our outstanding restricted share units, as of the date of this prospectus.
The percentage of Ordinary Shares beneficially owned after the offering is based on 53,597,191 Ordinary Shares assumed to be outstanding after the closing of this offering, after giving effect to the sale of all the Ordinary Shares offered hereby, assuming the number of Ordinary Shares offered by us, as set forth on the cover of this prospectus, remains the same. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering
	Number of Ordinary Shares	% of beneficial ownership and voting power	Number of Ordinary Shares	% of beneficial ownership and voting power
Directors, Director Appointees and Executive Officers(1):
ZHOU Kai(2)	40,980,000	84.95%	40,980,000	76.46%
CHU Chun On Franco(3)	—	—	—	—
James Beeland Rogers Jr.(4)	220,746(7)	0.46%	220,746(7)	0.41%
WEN Huaxin(5)	688,458(8)	1.45%	688,458(8)	1.28%
FUNG Chi Kin(6)	—	—	—	—
DU Haibo(6)	—	—	—	—
JIANG Wen(6)	—	—	—	—
All directors, director appointees and executive officers as a group (seven persons)	41,889,204	86.86%	41,889,204	78.16%
Principal Shareholders:
WATON CORPORATION LIMITED(2)	40,980,000	84.95%	40,980,000	76.46%
TRIUMPH TEAM ASSETS LIMITED(2)	40,980,000	84.95%	40,980,000	76.46%
WATON ESOP HOLDINGS LTD(2)	40,980,000	84.95%	40,980,000	76.46%
TZed Holding Group Ltd.(2)	40,980,000	84.95%	40,980,000	76.46%

(1)	The business address of our directors and executive officers is Suites 3605-06, 36th Floor, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Kowloon in Hong Kong.
(2)
These shares are held by WATON CORPORATION LIMITED (“Waton Corporation”), an exempted company incorporated in the Cayman Islands, of which approximately 47.70% are held by TRIUMPH TEAM ASSETS LIMITED (“Triumph Team Assets”) and approximately 9.40% are held by WATON ESOP HOLDINGS LTD (“Waton ESOP Holdings”). Each of Triumph Team Assets and Waton ESOP Holdings is 100% owned by TZed Holding Group Ltd. (“TZed Holding”). Our Chairman of the Board of Directors, and Chief Technology Officer, Mr. Zhou Kai, is the sole director of Waton Corporation and 100% owner of each of Triumph Team Assets, Waton ESOP Holdings and TZed Holding. Mr. Zhou Kai holds the voting powers (and dispositive powers) over the Ordinary Shares held by Waton Corporation. The registered address of Waton Corporation is Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street,

P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. The registered address of each of Triumph Team Assets and Waton Esop Holdings is Harneys Corporate Services Limited, Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The registered address of TZed Holding is Start Chambers, Wickhams Cayt II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.
(3)	Director and Chief Executive Officer.
(4)	Director and Senior Advisor.
(5)	Chief Financial Officer.
(6)	Independent Director.
(7)	Represents 220,746 Ordinary Shares issued upon the vesting and exercise of the restricted share units granted under the Company’s 2024 Global Equity Incentive Plan.
(8)
Represents 688,458 Ordinary Shares issued upon the vesting and exercise of the restricted share units granted under the Company’s 2024 Global Equity Incentive Plan, which will be held under the 2024 Global Equity Incentive Plan Trust during the mandatory two-year lock-up period. As of the date of this prospectus, Mr. Wen Huaxin has completed the share transfer of 688,458 Ordinary Shares to WATON ESOP PLAN LTD. Mr. Wen Huaxin retains rights to vote, receive notices of meetings or rights to dividends or other distributions in respect of the Ordinary Shares during the mandatory lock-up period, and is the beneficial owner of the Ordinary Shares pursuant to Rule 13d-3 under the Exchange Act. See “Item 6. Directors, Senior Management And Employees — B. Compensation — Share Incentive Plan” in our 2025 Annual Report for details.

Other than as disclosed in this prospectus and “Item 6. Directors, Senior Management and Employees—E. Share Ownership” in our 2025 Annual Report, there are not any significant changes in the percentage ownership held by any major shareholders during the past three years.
None of the Company’s major shareholders will have any different or special voting rights with respect to their Ordinary Shares.
As of the date of this prospectus, 100% of our issued and outstanding Ordinary Shares are held in the United States by one record holder, Cede and Company, as nominee for beneficial shareholders.
To our knowledge, the Company is not directly or indirectly owned or controlled by another corporation(s), by any foreign government, or by any other natural or legal person(s) severally or jointly. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS
Employment Agreements
See “Item 6. Directors, Senior Management and Employees—C. Board Practices—Employment Agreements and Indemnification Agreements” in our 2025 Annual Report.
Material Transactions with Related Parties
The table below sets forth major related parties of us and their relationships with us.

Names of related parties	Relationship
Zhou Kai	Principal shareholder, chief technology officer, chairman of the board

Shenzhen Jinhui Technology Co., Ltd. (“Shenzhen Jinhui”)	A company previously controlled by Zhou Kai and ceased to be a related party in the fourth quarter of 2025.

Wealth Guardian Investment Limited (“WGI”)
The Company was able to exercise significant influence over WGI because two individuals, who are the senior management of WGI, are the shareholders of the Company holding more than or approximately 10% aggregate equity interests. WGI is no longer the Company’s customer, effective from October 2025.

Waton Trust Limited	An entity where Zhou Kai previously acted as a director. In the third quarter of 2025, Zhou Kai resigned from the directorship and remained as a 20% shareholder.

ST MA Ltd	The Company’s shareholder, ST MA Ltd, ceased to be a shareholder in June 2023.

WIG SPC - SPs
An entity incorporated in the Cayman Islands, with 100% of its issued management shares owned by WSI, established for the purpose of holding investment segregated portfolios (each, an “SP” and collectively, the “SPs”). The SPs are each formed for the purpose of investing in securities and are owned by different investors. Effective December 2024, WSI serves as the investment manager of the WIG SPC series SPs. During the six months ended September 30, 2025, there was no management income incurred, and WSI was subsequently re-appointed as a co-investment manager for Z Navigation Option.

Transaction with WIG SPC
In July 2025, WSI applied to subscribe for and purchase Class VI shares (junior class) in WIG SPC attributable to Z Navigation Option Hedge Fund S.P. in the amount of $1.0 million.

Transactions with WGI
We have conducted material transactions with WGI through WSI and/or WTI, which entities have been services providers for WGI. These transactions are as follows:

	As of September 30,	As of March 31,
	2025	2025	2024	2023
	US$	US$	US$	US$
Receivables – clients – unsettled trade	$—	$1,549,709	$11,043,210	$5,538,025
Receivables – clients – margin loan (net)(i)(ii)	349	3,276,678	1,873,556	—
Receivables – software licensing and related support services	1,800,000	600,000	1,197,352	—
Receivables – Total(iii)	1,800,349	5,426,387	14,114,118	5,538,025
Contract assets – related party	400,000	1,200,000	—	—
Payables – brokerage services	40,745	1,417,153	13,867,823	7,101,004
Payables – Broker-dealer	—	75,136	163,635	—
Payables – Total	40,745	1,492,289	14,031,458	7,101,004

(i)	WSI extended a credit line of $6.2 million to WGI for margin transactions during the year ended March 31, 2025.
WSI extended a credit line of nil and $4.3 million to WGI for margin transactions during the six months ended September 30, 2025 and 2024, respectively.
(ii)
As of September 30, 2025, March 31, 2025, 2024 and 2023, the amounts consisted of margin loan receivables of nil, $3.5 million, $3.6 million and nil, net of client payables of nil, $0.2 million, $1.7 million and nil, respectively.

(iii)
As of September 30, 2025, March 31, 2025, 2024 and 2023, receivables from this customer, including margin loan receivables, have been either fully collateralized by the client-owned securities held in the customer’s account or fully collected.

	For the six months ended September 30		For the years ended
	2025	2024	2025	2024	2023
	US$	US$	US$	US$	US$
Revenues – brokerage commission and handling charge income	$1,388,432	$892,837	$2,539,260	$1,757,731	$1,707,334
Revenues – interest income	446,360	520,183	1,040,634	1,016,179	181,550
Revenues – software licensing and related support services	400,000	600,000	1,200,000	1,197,551	2,786,105
Total	$2,234,792	$2,013,020	$4,779,894	$3,971,461	$4,674,989

For the six months ended September 30, 2025 and 2024, the Company recognized software licensing and related support services revenue of $400,000 and $600,000, respectively, before invoicing to WGI. The amount was recorded under contract assets – related party in the unaudited condensed consolidated balance sheets.
Effective October 2025, WGI has dissolved investment accounts in the Company, therefore, WGI is no longer a customer of the Company after October 2025.
Transactions with Zhou Kai
The Company conducts transactions with Zhou Kai through WSI. These transactions are as follows:

	As of September 30,	As of March 31,
	2025	2025	2024	2023
Receivables – clients – margin loan	$2,839	$—	—	—

	For the six months ended September 30,		For the years ended
	2025	2024	2025	2024	2023
	US$	US$	US$	US$	US$
Revenues – brokerage commission and handling charge income	$2,065	$—	$—	$—	$—
Revenues – interest income	6,448	—	—	—	—
	$8,513	$—	$—	$—	$—

Transactions with WIG SPC
In July 2025, WSI subscribed for $1,000,000 Class VI Shares of Z Navigation Option Hedge Fund S.P. at the subscription price of $15 per share. Z Navigation Option Hedge Fund S.P. is a segregated portfolio under WIG SPC and re-appointed WSI as its co-investment manager.
Due from ST MA Ltd
In April 2023, the Company made a loan in the amount of US$447,000 (approximately HK$3.5 million) to ST MA LTD, a related party as of that time. The loan is unsecured during the period from April 2023 to October 2024, and subsequently is collateralized by securities held in the account of ST MA LTD, bears no interest and is due on demand. ST MA LTD ceased to be a related party in June 2023, because ST MA LTD ceased to be a shareholder of the Company. The amount due from ST MA Ltd was recorded in prepaid expenses and other current assets as of March 31, 2024 and 2025, respectively.
Due to related parties

	As of September 30,	As of March 31,	As of March 31,
	2025	2025	2024	2023
	US$	US$	US$	US$
Zhou Kai(i)	(12,505)	31,682	1,830,092	5,276,423
Shenzhen Jinhui(ii)	(2,528,305)	1,766,092	772,040	611,566
Due to related parties	2,540,810	1,797,774	2,602,132	5,887,989

(i)
The balance represents borrowings from Zhou Kai for the Company’s daily operational purposes. The borrowings are interest-free, unsecured and due on demand. During the years ended March 31, 2025, 2024 and 2023, the Company borrowed from Zhou Kai $0.03 million, $1.8 million and $5.3 million, respectively. During the year ended March 31, 2024, the Company disposed certain portion of its other investment to Zhou Kai at a consideration of approximately $2.0 million and the amount was settled with payable with Zhou Kai.

(ii)
The balance represents unpaid service fees to Shenzhen Jinhui, a service provider and sub-contractor of the Company’s project management services. Based on the services agreement, Shenzhen Jinhui charges the Company certain percents of markup above its costs relating to service provided to the Company. During the years ended March 31, 2025, 2024 and 2023, the Company purchased outsourcing and related support services of approximately $1.0 million, $0.7 million and $0.6 million, respectively, from Shenzhen Jinhui which were recorded as software licensing and related support outsourcing costs.

DESCRIPTION OF SHARE CAPITAL
We were incorporated as a BVI business company under the BVI Companies Act on June 25, 2010. We are authorized to issue an unlimited number of Ordinary Shares of no par value. As of the date of this prospectus, 48,237,472 Ordinary Shares are issued and outstanding. The following are summaries of the material provisions of our Memorandum and Articles of Association; copies of these documents are filed as exhibits to the registration statement of which this prospectus forms a part.
Ordinary Shares
All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates (if any) evidencing the shares are issued in registered form. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed. Under the BVI Companies Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.
We are authorized to issue an unlimited number of Ordinary Shares of with no par value. Subject to the provisions of the BVI Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the BVI Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.
Upon completion of this offering, there will be 53,597,191 Ordinary Shares issued and outstanding assuming the sale of all the Ordinary Shares being offered in this offering. Ordinary Shares sold in this offering will be delivered against payment upon the closing of the offering in New York, New York, on or about [•], 2026.
For further information on our share capital and the material provisions of our memorandum and articles of association, please read “Description of Securities” that is attached as Exhibit 2.2 to our 2025 Annual Report, which is incorporated by reference into this prospectus.
History of Share Capital
We were incorporated in the British Virgin Islands on June 25, 2010 and we were authorized to issue an unlimited number of ordinary shares with a par value of US$1.00 each at the time of incorporation. We issued 2,830,000 ordinary shares to certain founding shareholder. On April 21, 2022, such shares were acquired by Waton Corporation Limited through multiple transfers. On December 14, 2022, we issued 10,000,000 ordinary shares to Waton Corporation Limited for a consideration of HK$86,917,209.76.
On September 5, 2023, the Company repurchased 4,000,000 ordinary shares held by Waton Corporation Limited for a consideration of US$4,000,000.00. The total number of ordinary shares held by Waton Corporation Limited as of such date was 8,830,000 of par value of US$1.00 each.
On October 12, 2023, our board of directors approved the following:
(i)	Issuance of 1 ordinary share in the Company to Waton Corporation Limited, after which, there were 8,830,001 ordinary shares of par value of US$1.00 each held by Waton Corporation Limited;
(ii)
Repurchase of 8,830,000 ordinary shares of par value of US$1.00 each held by Waton Corporation Limited for a consideration of US$8,830,000.00, after which, there was 1 ordinary share of par value of US$1.00 each held by Waton Corporation Limited;

(iii)
Issuance of 8,830 ordinary shares in the Company to Waton Corporation Limited for a consideration of US$8,830,000.00, after which, there were 8,831 ordinary shares of par value of US$1.00 each held by Waton Corporation Limited;

(iv)
Repurchase of 1 ordinary share of par value of US$1.00 each held by Waton Corporation Limited for a consideration of US$1.00, after which, there were 8,830 ordinary shares of par value of US$1.00 each held by Waton Corporation Limited;

(v)	Subdivision of each of the issued and unissued shares of par value of US$1.00 each in the Company into 1000 ordinary shares of par value of US$ 0.001 per share.
On March 22, 2024, the Company further repurchased 2,000,000 ordinary shares held by Waton Corporation Limited for a consideration of US$2,000,000.00. The total number of ordinary shares held by Waton Corporation Limited as of such date was 6,830,000 of par value of US$ 0.001 each.
On November 8, 2024, the Company entered into a share subscription agreement with Dynamic Creations Limited (“Dynamic Creations”), being the investor, Waton Corporation Limited, being the holding company of the Company, and Zhou Kai, pursuant to which the Company agreed to issue to Dynamic Creations, subject to satisfaction of certain customary closing conditions, a total of 219,503 Ordinary Shares (1,317,018 Ordinary Shares, as adjusted retroactively to give effect to the share subdivision of the Company, which was initially approved on March 31, 2025) at the issuance price of US$23.43 per share (US$3.91 per share, as adjusted retroactively to give effect to the share subdivision of the Company, which was initially approved on March 31, 2025) for an aggregate cash consideration of HK$ 40,000,000 (equivalent to US$5,142,975, calculated using the HKD/USD conversion rate of 7.7776:1). The share issuance was consummated on November 19, 2024.
On November 18, 2024, upon the vesting and exercise of the restricted share units granted under the Company’s 2024 Global Equity Incentive Plan, 114,743 Ordinary Shares (668,458 Ordinary Shares, as adjusted retroactively to give effect to the share subdivision of the Company, which was initially approved on March 31, 2025) at the issuance price of US$ 0.001 per share for a consideration of US$114.74 and 36,791 Ordinary Shares (220,746 Ordinary Shares, as adjusted retroactively to give effect to the share subdivision of the Company, which was initially approved on March 31, 2025) at the issuance price of US$ 0.001 per share for a consideration of US$36.79, were issued to Mr. Wen Huaxin and Mr. James Beeland Rogers, respectively. As of the date of this prospectus, Mr. Wen has completed the share transfer of 688,458 Ordinary Shares to WATON ESOP PLAN LTD. See “Management — Share Incentive Plan” and “Description of Share Capital — Shareholders Agreement” for details.
On December 31, 2024, the directors and shareholders of the Company passed resolutions to approve the followings:
(i)
Amendments of the memorandum and articles of association to change the authorized share capital of the Company from “unlimited number of shares of a single class each with a par value of US$0.001” to “unlimited number of shares of a single class each with no par value”;

(ii)
Redemption of all 7,201,037 ordinary shares in issue in the Company from each of the shareholders of the Company as of that date in exchange for the relevant portion of the new ordinary shares of no par value;

(iii)
Issuance of in aggregate new 7,201,037 ordinary shares of no par value in the Company to each of the shareholders of the Company as of that date for a consideration equal to the redemption proceeds due to the shareholders of the Company in respect of the redemption shares (being in aggregate US$7,201.5);

(iv)	Subdivision of all the issued ordinary shares in the capital of the Company at a ratio of a six-for-one.
The relevant share subdivision registry was completed on January 7, 2025.
As a result of the above changes, there were a total of 43,206,222 Ordinary Shares of no par value, with 40,980,000 Ordinary Shares held by Waton Corporation Limited, 1,317,018 Ordinary Shares held by Dynamic Creations Limited, 688,458 Ordinary Shares beneficially owned by Mr. Wen Huaxin, and 220,746 Ordinary Shares held by Mr. James Beeland Rogers Jr.
In April 2025, we issued 4,375,000 Ordinary Shares, together with an additional 656,250 Ordinary Shares pursuant to the full exercise of the over-allotment option granted to the underwriters in connection with the IPO. The offering price was US $4.00 per Ordinary Share.

Pre-IPO Shareholders Agreement
We entered into a shareholders agreement on January 3, 2025 with our shareholders prior the completion of our IPO.
Pursuant to such shareholders agreement, our pre-IPO shareholders are subject to certain general restrictions on disposal and issue of Ordinary Shares, including, among others, general restriction on security interests where our shareholder may not grant any security interest in or lien upon our securities without first obtaining our board approval.
Our shareholders holding Ordinary Shares immediately prior to our IPO (the “Restricted Shares”) are also subject to a mandatory lock-up period that will expire two years from the date of our IPO. No disposal to third parties of Restricted Shares is allowed until the end of the lock-up period.
The shareholders agreement provides for certain shareholders’ rights, including, among others, pre-emptive rights on issue of securities, pre-emptive rights on disposal and drag along rights, and contains provisions governing our board of directors and other corporate governance matters.
Save for the mandatory lock-up period for the Restricted Shares, the general restrictions on disposal and issue of Ordinary Shares, and shareholders’ rights terminated upon the closing of our IPO.
Termination of the Right of First Refusal Granted in Our IPO
In connection with our IPO, we granted the representative of the underwriters in our IPO, Cathay Securities, Inc. (“Cathay”) (or any affiliate designated by Cathay) in the underwriting agreement entered into between the Company and Cathay(the “Underwriting Agreement”), the right to act as the lead managing underwriter, placement agent, exclusive financial advisor or in any other similar capacity, for each and every future public offering for capital raising purposes registered with the SEC, or private financing, including all equity linked financings of the Company, or any successor to the Company for the period beginning on the closing of the IPO and ending 12 months after the closing of the IPO. Such right of first refusal has been terminated by mutual agreement between the Company and Cathay.

SHARES ELIGIBLE FOR FUTURE SALE
Rule 144
In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares) and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:
•
1% of the then outstanding ordinary shares of the same class, which will equal approximately 535,972 Ordinary Shares immediately after this offering, assuming the sales of all of the Ordinary Shares we are offering; and

•
the average weekly trading volume of our ordinary shares of the same class on the Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.
Rule 701
Beginning 90 days after we became a reporting company, persons other than affiliates who purchased ordinary shares under a written compensatory plan or other written agreement executed prior to the completion of our IPO may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.
Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.
Regulation S
Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

PLAN OF DISTRIBUTION
This is a self-underwritten best-efforts offering. This prospectus is part of a registration statement that permits our officers to sell Ordinary Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to them for any Ordinary Shares that are sold.
None of our officers will register as a broker-dealer pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.
•	None of our officers are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of their participation;
•	None of our officers will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
•	None of our officers are, nor will any of them be at the time of their participation in the offering, an associated person of a broker-dealer; and
•	None of our officers meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each
i.	primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities;
ii.	is not a broker or dealer, or been associated person of a broker or dealer, within the preceding 12 months; and
iii.	has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) and (a)(4)(iii).
There is currently no underwriter or placement agent engaged in connection with this offering. From time to time, we may engage appropriately licensed broker-dealers or other financial intermediaries in non-U.S. jurisdictions, in compliance with applicable laws and regulations, to assist in introducing the offering to potential investors located outside the United States and facilitating communications with such investors. Any such activities will be conducted in accordance with applicable securities laws.
We will enter into a securities purchase agreement (the “Securities Purchase Agreement”) directly with each investor in connection with this offering and we may not sell the entire amount, or any amount, of securities offered pursuant to this prospectus. The form of the Securities Purchase Agreement is included as an exhibit to the registration statement of which this prospectus forms a part. We have agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement.
We will deliver to the investors the Ordinary Shares upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We intend to complete one closing of this offering, but may undertake one or more additional closings for the sale of additional securities to the investors in the initial closing. We expect to hold an initial closing on [•], 2026, but the offering will be terminated by [•], 2026, provided that the closing(s) of the offering for all of the securities have not occurred by such termination date, which date may be extended by us. Any extensions or material changes to the terms of the offering will be contained in an amendment to this prospectus. We expect initial delivery of up to 5,359,719 Ordinary Shares offered pursuant to this prospectus against payment in U.S. dollars will be made on or about [•], 2026.
Selling Restrictions
No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Securities or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction.

EXPENSES RELATING TO THIS OFFERING
Set forth below is an itemization of the total expenses that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

SEC Registration Fee	$3,723
Legal Fees and Expenses	$278,000
Accounting Fees and Expenses	$10,000
Printing and Engraving Expenses	$10,000
Miscellaneous Expenses	$56,277
Total Expenses	$358,000

We will pay all of our expenses of this offering.

LEGAL MATTERS
Certain legal matters as to United States federal securities and New York State law in connection with this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Carey Olsen Singapore LLP, our counsel as to British Virgin Islands law. Certain legal matters as to Cayman Islands law will be passed upon for us by Carey Olsen Singapore LLP. Certain legal matters as to PRC law will be passed upon for us by Global Law Office. Certain legal matters as to Hong Kong law will be passed upon for us by Han Kun Law Offices LLP.
EXPERTS
The consolidated financial statements of Waton Financial Limited as of March 31, 2025 and 2024 and for each of the years in the three-year period ended March 31, 2025 incorporated by reference in this prospectus have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report appearing therein, which contain a paragraph of “Emphasis of Matter” relating to the Company’s significant transactions with related parties, and are included in reliance upon such report, given on the authority of said firm as experts in auditing and accounting. The office of UHY LLP is headquartered in New York, the United States.
CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT
On April 10, 2024, the board of directors received notice of the resignation of MaloneBailey, LLP from its role as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal years ended March 31, 2022 and 2023. The board of directors did not take part in MaloneBailey, LLP’s decision to resign. On May 23, 2024, the board of directors approved the engagement of UHY LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal years ended March 31, 2023 and 2024.
The MaloneBailey, LLP’s reports on our consolidated financial statements for the fiscal years ended March 31, 2022 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
Furthermore, during the Company’s fiscal years ended March 31, 2023 and 2024, there were (i) no disagreements with MaloneBailey, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to MaloneBailey, LLP’s satisfaction, would have caused MaloneBailey, LLP to make reference to the subject matter of the disagreement in connection with its reports and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses related to the lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements to design, implement and operate key controls over financial reporting process in accordance with U.S. GAAP and financial reporting requirements set forth by the SEC.
The Company engaged UHY LLP as its new independent registered public accounting firm. During the Company’s fiscal years ended March 31, 2023 and 2024, neither the Company nor anyone on its behalf consulted UHY LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which neither a written report nor oral advice was provided to the Company that UHY LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.
We have provided MaloneBailey, LLP with a copy of the disclosures made by us in response to Item 304(a) of Regulation S-K under the Exchange Act, and have requested that MaloneBailey, LLP furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from MaloneBailey, LLP is filed as Exhibit 16.1 to the registration statement of which this prospectus forms a part.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act with respect to the securities to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-1 and its exhibits and schedules for further information with respect to us and the securities.
We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from certain short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.
MATERIAL CHANGES
Except as otherwise described in the 2025 Annual Report, in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since March 31, 2025.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus our 2025 Annual Report filed with the SEC on July 24, 2025 and our Report on Form 6-K filed on August 13, 2025 and on January 29, 2026.
The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:
Waton Financial Limited
Address: Suites 3605-06, 36th Floor
Tower 6, The Gateway
Harbour City, Tsim Sha Tsui
Kowloon, Hong Kong
Tel: 852 28531838
Attention: Investor Relations team
Email: ir@waton.com
You also may access the incorporated reports and other documents referenced above on our website at ir.ftzy.com.cn. The information contained on, or that can be accessed through, our website is not part of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

WATON FINANCIAL LIMITED

WATON FINANCIAL LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amount in U.S. dollars, except for number of shares)

	As of
	September 30, 2025	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$14,347,536	$7,717,087
Cash segregated under regulatory requirements	15,535,468	6,183,232
Receivables from:
Clients	20,238,873	1,729,408
Clients − related parties	3,188	4,826,387
Broker-dealers and clearing organization	9,220,122	1,739,276
Software licensing (including subscription based) and related support services − related party	1,800,000	600,000
Contract assets	230,845	—
Contract assets – related party	400,000	1,200,000
Due from ST MA Ltd	447,570	449,877
Investment securities, at net asset value (“NAV”)	358,536	—
Investment securities, at NAV– related party	1,000,000	—
Prepaid expenses and other current assets	1,319,774	893,051
Total current assets	64,901,912	25,338,318
Property and equipment, net	330,162	123,297
Operating lease right-of-use assets	199,252	467,016
Investment, cost	2,878,575	2,878,575
Equity method investment	—	189,932
Other assets	666,186	1,726,837
TOTAL ASSETS	$68,976,087	$30,723,975
Liabilities and Shareholders’ Equity
Current liabilities:
Payables to:
Clients	$23,783,079	$6,163,171
Clients − related party	40,745	1,417,153
Broker-dealers and clearing organization	12,327,285	7,335,535
Bank overdrafts	1,580,583	—
Accrued expenses and other current liabilities	801,265	748,918
Amounts due to related parties	2,540,810	1,797,774
Operating lease liabilities, current	211,186	463,120
Total current liabilities	41,284,953	17,925,671
Operating lease liabilities, non-current	—	30,561
TOTAL LIABILITIES	41,284,953	17,956,232
Commitments and contingencies	—	—
Shareholders’ equity:
Ordinary shares, unlimited shares authorized; no par value; 48,237,472 shares and 43,206,222 shares issued and outstanding as of September 30, 2025 and March 31, 2025, respectively	—	—
Additional paid-in capital	45,097,848	21,817,729
Accumulated deficit	(17,473,787)	(9,107,145)
Accumulated other comprehensive income	67,073	57,159
TOTAL SHAREHOLDERS’ EQUITY	27,691,134	12,767,743
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$68,976,087	$30,723,975

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

WATON FINANCIAL LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amount in U.S. dollars, except for number of shares)

	For the six months ended September 30,
	2025	2024
Revenues
Brokerage and commission income	$2,774,888	$396,547
Brokerage and commission income – related parties	1,390,497	892,837
Principal transactions and proprietary trading	315,337	—
Interest income	507,872	2,562
Interest income – related parties	452,808	520,183
Software licensing (including subscription based) and related support services income	261,498	546,134
Software licensing (including subscription based) and related support services income – related party	400,000	600,000
Total revenues	6,102,900	2,958,263
Operating costs and expenses
Commissions and brokerage fees	1,639,072	172,712
Software licensing (including subscription based) and related support outsourcing cost – related party	487,860	507,822
Interest expenses	353,587	85,657
Compensation and benefits	2,123,489	1,471,937
Share-based compensation expenses	6,104,672	—
Research and development expenses	387,425	—
Professional service fees	1,011,754	771,165
Market information	412,158	332,094
Lease costs	325,960	315,013
Other general and administrative expenses	967,079	224,117
Total operating costs and expenses	13,813,056	3,880,517
Operating loss	(7,710,156)	(922,254)
Other income (loss):
Income from foreign currency spread	180,236	28,340
Loss from equity method investment	(31,603)	(341,428)
Changes in NAV of investment securities	(741,482)	—
Others	(63,637)	9,949
Total other income (loss)	(656,486)	(303,139)
Loss before income tax expenses	(8,366,642)	(1,225,393)
Income tax benefit	—	77,138
Net loss	$(8,366,642)	$(1,148,255)
Net loss per ordinary share
Basic and diluted	$(0.17)	$(0.03)
Weighted average ordinary shares outstanding
Basic and diluted	48,209,979	40,980,000
Net loss:	$(8,366,642)	$(1,148,255)
Other comprehensive income, net of tax:
Foreign currency translation adjustment	9,914	68,477
Total comprehensive loss	$(8,356,728)	$(1,079,778)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

WATON FINANCIAL LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Amount in U.S. dollars, except for number of shares)

	Ordinary Shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income (loss)	Total shareholders’ equity
	Share	Amount
Balance as of April 1, 2025	43,206,222	$—	$21,817,729	$(9,107,145)	$57,159	$12,767,743
Issuance of ordinary shares in connection with initial public offering, net of underwriting discounts and offering costs	5,031,250	—	17,175,447	—	—	17,175,447
Share-based compensation	—	—	6,104,672	—	—	6,104,672
Net loss	—	—	—	(8,366,642)	—	(8,366,642)
Foreign currency translation adjustment	—	—	—	—	9,914	9,914
Balance as of September 30, 2025	48,237,472	$—	$45,097,848	$(17,473,787)	$67,073	$27,691,134

	Ordinary Shares		Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total shareholders’ equity
	Share	Amount
Balance as of April 1, 2024	40,980,000	$—	$7,908,000	$2,860,360	$(26,307)	$10,742,053
Net loss	—	—	—	(1,148,255)	—	(1,148,255)
Foreign currency translation adjustment	—	—	—	—	68,477	68,477
Balance as of September 30, 2024	40,980,000	$—	$7,908,000	$1,712,105	$42,170	$9,662,275

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

WATON FINANCIAL LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amount in U.S. dollars, except for number of shares)

	For the six months ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(8,366,642)	$(1,148,255)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expenses	73,184	55,067
Amortization of operating right-of-use assets	267,701	252,730
Share-based compensation	6,104,672	—
Changes in NAV of investment securities	741,482	—
Loss from equity method investment	31,603	341,428
Deferred income taxes	—	(77,138)
Changes in operating assets and liabilities:
Receivables from clients, including related parties	(13,686,266)	9,159,102
Receivables from broker-dealers and clearing organization	(7,480,846)	(1,004,214)
Receivables from software licensing and related support services	30,839	(260,370)
Receivables and contract assets from software licensing and related support services, including related parties	(661,684)	—
Prepaid expenses and other current assets	(266,110)	(901,037)
Other assets	29	217,523
Payables to clients, including related parties	16,243,500	(9,143,454)
Payables to broker-dealers and clearing organization	4,991,750	24,677
Accrued expenses and other current liabilities	52,348	(304,038)
Amounts due to related parties	762,213	507,822
Operating lease liabilities	(282,432)	(267,405)
Net cash used in operating activities	(1,444,659)	(2,547,562)
Cash flows from investing activities:
Purchase of property and equipment	(278,515)	(7,081)
Purchase of investment securities, at NAV, including related party	(2,100,000)	—
Net cash used in investing activities	(2,378,515)	(7,081)
Cash flows from financing activities:
Proceeds from bank overdrafts	1,580,583	—
Repayment of borrowings from a related party	(19,177)	(1,800,000)
Payment for deferred offering costs	(280,700)	(96,484)
Proceeds from initial public offering, net of underwriting discount	18,515,000	—
Principal payment for finance lease	(1,535)	(2,036)
Net cash provided by (used in) financing activities	19,794,171	(1,898,520)
Effect of exchange rate changes	11,688	48,549
Net increase (decrease) in cash, cash equivalents and cash segregated under regulatory requirements	15,982,685	(4,404,614)
Cash, cash equivalents and cash segregated under regulatory requirements at the beginning of the period	13,900,319	10,652,186
Cash, cash equivalents and cash segregated for regulatory requirements at the end of the period	$29,883,004	$6,247,572

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

	For the six months ended September 30,
	2025	2024
Reconciliation of cash, cash equivalents and cash segregated under regulatory requirements
Cash and cash equivalents	$14,347,536	$3,053,691
Cash segregated under regulatory requirements	15,535,468	3,193,881
Cash, cash equivalents and cash segregated under regulatory requirements at the end of period	$29,883,004	$6,247,572
Supplemental disclosure of cash flow information:
Income taxes paid	$—	$—
Interest paid	$332,373	$60,051

Supplemental schedule of non-cash investing and financing activities
Non-cash deferred offering costs offset against accrued expenses	$1,341,321	$—
Other receivables from disposal of equity method investment	$899,639	$—
Obtaining operating right-of-use assets in exchange for operating lease liabilities	$—	$977,696
Non-cash settlement of receivable from software licensing and related support services – related party offset against payables to clients – related party	$—	$330,580

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

WATON FINANCIAL LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share data or otherwise noted)
1.	ORGANIZATION AND DESCRIPTION OF BUSINESS
Waton Financial Limited (“Waton Financial” or the “Company”), is a holding company incorporated in the British Virgin Islands with limited liability on June 25, 2010 under the original name of “IAM Group Inc.”, which name was changed to “Waton Financial Limited” on July 5, 2023, and conducts its business mainly through its subsidiaries in Hong Kong (hereafter, the “Group”), namely Waton Securities International Limited (“WSI”). WSI principally engaged in the provision of (i) securities brokerage and distribution services, margin financing services and other ancillary services; and (ii) software licensing and related support services, including licensing and Software-as-a-Service (“SaaS”) based delivery of trading platform applications, upgrades and enhancements, maintenance and other related services to securities brokers and financial institutions. Since September 2023, Waton Technology International Limited (“WTI”) has engaged in the provision of software licensing and related support services, including licensing of trading platform applications, upgrades and enhancements, maintenance and other related services to securities brokers and financial institutions.
As of September 30, 2025, the Company’s operating subsidiaries are as follows:

Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Major business activities
Waton Securities International Limited (“WSI”)	April 28, 1989	Hong Kong	100%	Broker services and software licensing and related support services
Waton Technology International Limited (“WTI”)	February 24, 2023	Hong Kong	100%	Software licensing and related support services
Waton Sponsor Limited	September 7, 2023	British Virgin Islands(“BVI”)	100%	Sponsor of a special purpose acquisition company
Love & Health Limited*	October 3, 2023	Cayman Islands	100%	Special Purpose Acquisition Company
Descart Limited	February 23, 2024	United States	100%	General holding

*	As of September 30, 2025, Love & Health Limited has not completed its initial public offering with Nasdaq.
On April 2, 2025, the Company closed its initial public offering (“IPO”) of 4,375,000 ordinary shares and the sale of an additional 656,250 ordinary shares (the “Over-allotment”), pursuant to the full exercise of the over-allotment option granted to the underwriters in connection with the IPO. The offering price was $4.00 per share. The aggregate gross proceeds of the IPO and Over-allotment were $20,125,000 before deducting underwriting discounts and offering expenses. The ordinary shares of the Company were approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “WTF” on April 1, 2025.
Going concern and liquidity
The Company’s unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.
The Company reported a net loss of $8,366,642 for the six months ended September 30, 2025 and had an accumulated deficit of $17,473,787 as of September 30, 2025. The Company had positive working capital of $23,616,959 and cash and cash equivalents of $14,347,536 as of September 30, 2025. The Company’s unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

WATON FINANCIAL LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share data or otherwise noted)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(a)	Basis of presentation
The accompanying unaudited condensed consolidated financial statements (“Unaudited Financial Statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 20-F as of and for the years ended March 31, 2025 and 2024 (“Audited Financial Statements”), as filed on July 24, 2025. In the opinion of management, all normal recurring adjustments necessary for their fair presentation have been included. Operating results for the six months ended September 30, 2025 and 2024 are not necessarily indicative of the results that may be expected for the full year. Other than policies noted below, there have been no significant changes to the significant accounting policies and estimates disclosed in the Audited Financial Statements.
(b)	Principles of consolidation
The Unaudited Financial Statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidation.
(c)	Use of estimates
The preparation of the Unaudited Financial Statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the unaudited condensed consolidated financial statements and reported amounts of revenues and expenses during the reporting periods. These estimates are based on information available as of the date of the Unaudited Financial Statements. Accounting estimates required to be made by management include, but not limited to, recognition of software licensing and related support services income, allowance for credit losses, valuation of share-based compensation, income taxes and valuation for investments. Actual results could differ from those estimates.
(d)	Receivables from and payables to clients
Receivables from and payables to clients include amounts due and owed on cash and margin transactions on a trade-date basis. Receivables from clients include margin loans to securities brokerage clients and other trading receivables. WSI engages in margin financing transactions with its clients. Margin loans generated from margin lending activity for securities traded in the secondary market are collateralized by client-owned securities held in client’s accounts. WSI monitors the required margin and collateral level on a daily basis in compliance with regulatory and internal guidelines. Under applicable agreements, clients are required to deposit additional collateral or reduce holding positions, when necessary to avoid forced liquidation of their positions.
The Group elected the practical expedient for Financial Accounting Standard Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 326 – “Financial Instruments – Credit Losses” (“ASC 326”) which permits it to compare the amortized cost basis of the loaned amount with the fair value of collateral received at the reporting date to measure the estimate of expected credit losses. Securities beneficially owned by clients, including those that collateralize margin or other similar transactions, are not reflected on the unaudited condensed consolidated balance sheets.
As of September 30, 2025 and March 31, 2025, the Group had no credit losses reserve to its receivables from clients.
(e)	Receivables from and payables to broker-dealers and clearing organization
Receivables from and payables to clearing organization include receivables and payables from unsettled trades on a trade-date basis, including amounts receivable for securities trades not delivered by WSI to the purchaser by the settlement date and amounts payable for securities not received by WSI from a seller by the settlement date.

WATON FINANCIAL LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share data or otherwise noted)
As of September 30, 2025 and March 31, 2025, the Group had no credit losses reserve to its receivables from broker-dealers and clearing organization.
Payables to broker-dealers represent margin loan that WSI borrowed from broker-dealers by repledging or sell-and-repurchase the securities that pledged by its margin clients.
(f)	Receivables from software licensing (including subscription based) and related support services
Receivables from software licensing (including subscription based) and related support services primarily consist of amounts due for services already performed and are recorded at the invoiced amount and do not bear interest. The Group maintains an allowance for estimated credit losses inherent in its accounts receivable portfolio. In establishing the expected credit loss, management considers historical losses adjusted to take into account current and future market conditions and the customers’ financial condition, the amount of receivables in dispute and customer paying patterns. Balances that remain outstanding after the Group has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. As of September 30, 2025 and March 31, 2025, the receivables from software licensing (including subscription based) and related support services were fully collateralized by the client-owned securities held in the customer’s account. There were no allowance was recognized on the receivables from software licensing (including subscription based) and related support services during the periods presented in the accompanying Unaudited Financial Statements.
(g)	Deferred offering costs
Deferred offering costs are incurred in connection with the public offerings of the Company, and initial public offerings (“IPOs”), of the Company’s subsidiary, Love and Health Limited, a SPAC entity, including legal, underwriting, and other public offering related costs. Upon completion of the public offering, these deferred offering costs will be reclassified to shareholders’ equity. If the Company terminates its planned public offering or if there is a significant delay, all of the deferred offering costs will be immediately written off to expenses in the unaudited condensed consolidated statements of operations. Deferred offering costs were $0.44 million and $1.50 million as of September 30, 2025 and March 31, 2025, respectively, and were recorded in other assets. For the six months ended September 30, 2025, the Company’s deferred offering cost of $1.1 million has been charged against equity upon completion of its IPO on April 2, 2025.
(h)	Investment in equity securities
The Company accounts for investments in equity securities in accordance with ASC 321, Investments – Equity Securities. For investment in an equity security in which the Company does not have a controlling financial interest, the Company determines if it has the ability to exercise significant influence over the entity. Equity investment over which the Company does not have the ability to exercise significant influence and that does not have a readily determinable fair value that qualifies for the net asset value (“NAV”) practical expedient. The Company has elected to apply the NAV practical expedient to estimate fair value, with changes in NAV recognized in the accompanying in the unaudited condensed consolidated statements of operations.
For all other investments in equity securities over which the Company does not have the ability to exercise significant influence and without a readily determinable fair value, the Company applies alternative measurements on these equity securities which are defined as cost, less any impairments, a plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer, if any. The Company monitors the investment for impairments and makes adjustments in carrying values if management determines that an impairment charge is required based primarily on the financial condition and near-term prospects of the investment. The Company evaluates potential impairment indicators, including adverse changes in industry or market conditions, financial performance, business outlook, and other relevant factors. If such indicators are present, further analysis is conducted to determine whether any impairment is other-than-temporary. In cases where an impairment is deemed other-than-temporary, the Company determines the fair value of the investment. When quoted market prices are not available, the

WATON FINANCIAL LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share data or otherwise noted)
Company exercises judgment in estimating fair value, taking into account factors such as current economic and market conditions, the investee’s operating performance and earnings trends, and other company- and industry-specific information.
(i)	Equity method investments
The Group accounts for an equity method investment over which it has significant influence but does not have a controlling financial interest and of which it is not the primary beneficiary. The Group’s share of the investee’s profit and loss is recognized in the unaudited condensed consolidated statements of operations. During the six months ended September 30, 2025 and 2024, the share of investee losses recognized was $0.03 million and $0.34 million, respectively.
The Group assesses its equity method investments for other-than-temporary impairment by considering factors as well as all relevant and available information including, but not limited to, current economic and market conditions, the operating performance of the companies including current earnings trends, and other entity-specific information.
(j)	Fair value measurement
The Group performs fair value measurements in accordance with ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
•	Level 1 - Observable inputs that reflect quoted prices for identical assets or liabilities in active markets.
•	Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly.
•	Level 3 - Unobservable inputs which are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.
As of September 30, 2025 and March 31, 2025, the carrying values of cash and cash equivalents, cash segregated under regulatory requirements, receivables from clients, receivables from broker-dealers and clearing organization, receivables from software licensing and related support services, prepaid expenses and other current assets, payables to clients, payables to broker dealers and clearing organization, accrued expenses and other current liabilities approximated their fair values reported in the unaudited condensed consolidated balance sheets due to the short-term maturities of these financial instruments. The Company applies the practical expedient provided by the ASC Topic 820 relating to investments in certain entities that calculate net asset value per share (or its equivalent). ASC Topic 820 permits an entity holding investments in certain entities that either are investment companies, or have attributes similar to an investment company, and calculate NAV per share or its equivalent for which the fair value is not readily determinable, to measure the fair value of such investments on the basis of that NAV per share, or its equivalent, without adjustment. Investments which are valued using NAV per share as a practical expedient are not categorized within the fair value hierarchy as per ASC Topic 820.

WATON FINANCIAL LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share data or otherwise noted)

(k)	Contract assets and liabilities
The Group records a contract asset when revenue is recognized prior to invoicing. The Group’s contract liabilities primarily relate to unsatisfied performance obligations when payment has been received from customers before the performance obligations are satisfied. The following table summarized the opening and closing balances in contract assets and liabilities:

	Contract assets	Contract liabilities*
Balance as of April 1, 2024	$—	$600,000
Net change to contract balance recognized since beginning of period due to recognition of revenue and amounts billed	1,200,000	(476,863)
Balance as of March 31, 2025	1,200,000	123,137
Net change to contract balance recognized since beginning of the period due to recognition of revenue and amounts billed	(569,155)	—
Balance as of September 30, 2025	$630,845	$123,137

*	Contract liabilities were included within the accrued expenses and other current liabilities.
No expected credit loss recognized for the six months ended September 30, 2025 and 2024 for contract assets.
(l)	Concentration and credit risk
Financial instruments that potentially subject the Group to concentration of credit risk consist of cash accounts held with financial institutions in Hong Kong. Cash segregated under regulatory requirements is deposited in reputable financial institutions as required by the Hong Kong Securities and Futures Ordinance. At times, these accounts may exceed the maximum coverage limit of approximatively $102,000 (HK$800,000), effective from October 1, 2024, under the Deposit Protection Scheme introduced by the Hong Kong Government.
The Group has not experienced any losses in these accounts and management believes that these financial institutions are of sound credit quality and the Group is not exposed to any significant credit risk on these accounts.
The Group’s exposure to credit risk associated with its trading and other activities is measured on an individual counterparty basis, as well as by Group of counterparties that share similar attributes.
The Group is exposed to concentration risks with specific counterparties.
(i)	Major customers
For the six months ended September 30, 2025 and 2024, customer A, a related party, accounted for 36.6% and 68.0% of the Group’s total revenues, respectively. As of September 30, 2025, customer A accounted for 5.8% of the total balance of receivables, including balances from client, broker-dealers and clearing organizations and software licensing and related support service. As of March 31, 2025, customer A accounted for 61.0% of the total balance of receivables. For the six months ended September 30, 2025 and 2024, customer B, accounted for 14.6% and nil of the Group’s total revenues, respectively. As of September 30, 2025, customer B accounted for 38.6% of the total balance of receivables, including balances from client, broker-dealers and clearing organizations and software licensing and related support service. As of March 31, 2025, customer B accounted for nil of the total balance of receivables.
(ii)	Major supplier
There was one sole related party supplier for software licensing and related support outsourcing services, who accounted for 5.4% and 13.3% of total operating costs and expenses for the six months ended September 30, 2025 and 2024, respectively. As of September 30, 2025 and March 31, 2025, supplier A, a related party, accounted for 6.5% and 5.4% of the total balance of accounts payable, respectively. Supplier A ceased to be a related party in the fourth quarter in 2025.

WATON FINANCIAL LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share data or otherwise noted)

(m)	Risks and uncertainties
The Group’s business, financial condition and results of operations may also be negatively impacted by risks related to regional wars, geopolitical tensions, natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could potentially and significantly disrupt the Group’s operations.
(n)	Recent accounting pronouncements
We are an “emerging growth company” as defined in the JOBS Act. Under the JOBS Act, an emerging growth company can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.
Recently issued accounting pronouncements not yet adopted -
In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740) Improvements to Income Tax Disclosures, which requires public entities to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold on an annual basis. The new guidance will become effective for the Company’s financial statements issued for annual reporting periods beginning on January 1, 2026. The Company will be required to adopt this guidance on a prospective basis with an option to apply it retrospectively for each period presented. Early adoption of the standard is also permitted. The Company is in the process of evaluating the impact of the financial statement disclosure requirement.
In November 2024, the FASB issued ASU No. 2024-03, “Disaggregation of Income Statement Expenses (Subtopic 220-40): Disaggregation of Income Statement Expenses”, which is intended to provide disaggregated information about a public business entity’s expenses to help financial statement users better understand the entity’s performance, better assess the entity’s prospects for future cash flows, and compare an entity’s performance over time and with that of other entities. The amendment is effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The new standard may be applied either on a prospective or retrospective basis. The Company is currently evaluating the effect of adopting this guidance.
In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendment provides all entities with a practical expedient to assume that current conditions as of the balance sheet date do not change for the remaining life of the assets and with an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. This guidance is effective for annual reporting periods beginning after December 15, 2025 and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the effect of adopting this guidance.
Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the Group’s unaudited condensed consolidated financial statements.
3.	INVESTMENT SECURITIES
In August 2025, the Company invested $1,000,000 in membership interests of a certain investment fund, which is a limited liability company incorporated in the State of Delaware representing approximately 1% of the outstanding membership interests of the investment fund. The Company determined it does not have significant influence in the investment fund and the investment does not have readily determinable fair value, and is eligible to measure in accordance with NAV practical expedient.
The Company holds 100% of member interest in WIG SPC, an exempted segregated portfolio company. WIG SPC is the host legal entity of multiple segregated portfolios and does not have material assets, liabilities, or equity other than those solely attributable to the individual segregated portfolios. Each segregated portfolio (“SP”) holds specified assets and liabilities that are legally and economically segregated from the other SP and WIG SPC. Because the power to direct the activities that most significantly impact economic performance and

WATON FINANCIAL LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share data or otherwise noted)
the related risks and rewards are isolated at the SP level, the equity interests of the individual SPs do not represent equity investment at risk of WIG SPC as a whole under ASC 810, Consolidation.
The Company determined that it is not the primary beneficiary of any of the segregated portfolios and, accordingly, does not consolidate the segregated portfolios in its consolidated financial statements.
During the six months ended September 30, 2025, WSI launched Z Navigation Option Hedge Fund S.P. (“SP4” or “Z Navigation”), a segregated portfolio within WIG SPC.
In July 2025, WSI subscribed for $1,000,000 Class VI Shares of Z Navigation at the subscription price of $15 per share. Z Navigation is a segregated portfolio fund under WIG SPC and invests in a private equity fund and certain listed equity securities. The fund is readily marketable and the Group is expected to realize it in a short-term period. As of September 30, 2025, the Company’s variable interest in Z Navigation is classified as Investment securities, at NAV – related party, with a carrying amount of $1,000,000. The Company’s maximum exposure to loss is limited to its subscription amount of $1 million, representing its junior tranche capital amongst $2 million total junior tranche capital paid up by junior tranche members. WSI co-manages the fund with another senior tranche investor pursuant to a supplemental fund management agreement during the six months ended September 30, 2025. The Company has no obligation to provide additional financial support, including liquidity facilities, guarantees, or asset purchase commitments. The senior tranche stop-loss protection is borne solely by senior investors.
During the six months ended September 30, 2025 and 2024, the Company recognized the changes in net asset value of investments of $0.74 million and nil, respectively.
4.	EQUITY METHOD INVESTMENT, NET
During the year ended March 31, 2024, WSI acquired a 55% interest in LeFeng Hainan Private Equity Fund Management Limited (“LeFeng”). WSI does not have the requisite voting power of two thirds or more to control LeFeng pursuant to its articles of association and cannot remove the existing sole director appointed by the other shareholder holding a 45% equity interest without cause. WSI’s obligation to absorb losses of, or the right to receive benefits from, the investee is limited to its capital investments or its rights to receive sharing of profit from the investee based on its proportionate share of the capital contributions. The Group determined it has ability to exercise significant influence over its financial and operating polices and therefore accounted for this investment under equity method.
During October 2024, WSI and the sole director of LeFeng (the “Purchaser”) entered into a shares transfer agreement, pursuant to which WSI agreed to sell and the Purchaser agreed to purchase the 55% equity interest in LeFeng with carrying amount of $0.77 million for a consideration of approximately $0.90 million (equivalent to HK$7,000,000) (the “Divestment”). The Divestment was completed during the six months ended September 30, 2025.
For the six months ended September 30, 2025 and 2024, the loss on share of equity method investment was $0.03 million and $0.34 million.
For the six months ended September 30, 2025, the Company recorded a gain on sale of equity method investment of $0.74 million and provided an allowance on expected credit loss of $0.74 million on the receivable of the Divestment, which is recorded in the “Prepaid expenses and other current assets”.
5.	LEASES
The Group has operating leases for its offices with terms ranging from two to three years. In April and September 2023, the Group entered into two new lease agreements, one for its corporate headquarters at Harbor City, Hong Kong, and the other for employee residence. The Group also has a finance lease for a printer, which is deemed not material for accounting purposes.

WATON FINANCIAL LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share data or otherwise noted)
The components of lease costs are as follows:

	For the six months ended September 30,
	2025	2024
Operating lease costs	$325,960	$315,013

The following table presents supplemental information related to the Group’s leases:

	For the six months ended September 30,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$290,920	$252,730
Lease term and discount rate
Weighted average remaining lease term (years)
Operating leases	0.50	1.34
Weighted average discount rate
Operating leases	5.13%	5.13%

As of September 30, 2025, the future maturity of lease liabilities is as follows:

Operating lease
Remainder of fiscal year ending March 31, 2026	$214,809
Less: interest	(3,623)
Present value of lease liabilities	$211,186

6.	INCOME TAXES
The income tax provision consisted of the following components:

	For the six months ended September 30,
	2025	2024
Current income tax expense	$—	$—
Deferred income tax benefit	—	77,138
Total income tax benefit	$—	$77,138

WATON FINANCIAL LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share data or otherwise noted)
For the six months ended September 30, 2024, as a result of the Company’s inability to establish a reliable estimate for the annual effective tax rate, the Company calculated income tax expense using the actual effective tax rate year to date, as opposed to the estimated annual effective tax rate. A reconciliation between the Group’s effective income tax rate and the provision under Hong Kong statutory tax rate is as follows:

	For the six months ended September 30,
	2025	2024
Loss before income tax benefit	$8,366,642	$1,225,393
Tax at applicable income tax rate (16.5%)	1,380,496	202,190
Tax effect of different tax rates in other jurisdictions	(376,714)	(120,430)
Tax effect on non-taxable income	315	26
Tax effect on non-deductible expenses	(142,672)	(4,648)
Tax effect on tax losses not recognized	(976)	—
Tax effect on change in valuation allowance	(860,449)	—
Income tax benefit	$—	$77,138

As of September 30, 2025 and March 31, 2025, the significant components of the deferred tax assets were summarized below:

	As of
	September 30, 2025	March 31, 2025
Net operating loss carried forward	$1,239,510	$614,768
Temporary difference from share-based compensation expenses	1,233,828	848,574
Unrealized loss from the equity method investment	122,819	—
Others	2,635	19,236
Subtotal	2,598,792	1,482,578
Less: valuation allowance	(2,598,792)	(1,482,578)
Total deferred tax assets	$—	$—

The realization of deferred tax assets is dependent upon the generation of sufficient taxable income of the appropriate character in future periods. The Group regularly assesses the ability to realize its deferred tax assets and establishes a valuation allowance if it is more-likely-than-not that some portion of the deferred tax assets will not be realized. The Group weighs all available positive and negative evidence, including its earnings history and results of recent operations, projected future taxable income, and tax planning strategies.
As of September 30, 2025 and March 31, 2025, the Group had accumulated net operating loss carryforwards of $7.5 million and $3.7 million, respectively. For entities incorporated in Hong Kong, net loss can be carried forward indefinitely. As of September 30, 2025, the Company continues to maintain a full valuation allowance against the deferred tax assets due to significant negative evidence, the Company’s assessment that it is not more likely than not that the deferred tax assets will be realized.

WATON FINANCIAL LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share data or otherwise noted)
7.	DISAGGREGATED REVENUE
In addition to the information shown in the above disclosures, the revenue from contracts with customers within FASB ASC 606 and other sources of revenue is disaggregated as follow:

	For the six months ended September 30,
	2025			2024
	Point in time	Over time	Total	Point in time	Over time	Total
Revenue from contracts with customers
Brokerage and commission income
Brokerage commission and handling charge income*	$2,709,354	$—	$2,709,354	$67,888	$—	$67,888
Brokerage commission and handling charge income – related party*	1,390,497	—	1,390,497	892,837	—	892,837
Bond distribution commission income	65,534	—	65,534	328,659	—	328,659
Margin financing services
Interest income	—	507,872	507,872	—	2,562	2,562
Interest income – related party	—	452,808	452,808	—	520,183	520,183
Software licensing (including subscription based) and related support services
Software license	—	61,498	61,498	500,000	—	500,000
M&S	—	200,000	200,000	—	46,134	46,134
M&S – related party	—	400,000	400,000	—	600,000	600,000
Other sources of revenue
Principal transactions & proprietary trading	—	315,337	315,337	—	—	—
Total revenues	$4,165,385	$1,937,515	$6,102,900	$1,789,384	$1,168,879	$2,958,263

*	Total handling charge income, including amounts from a related party, was $2,206,955 and $16,558 for the six months ended September 30, 2025 and 2024, respectively.

WATON FINANCIAL LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share data or otherwise noted)
8.	RELATED PARTY TRANSACTIONS
The table below sets forth major related parties of the Group and their relationships with the Group.

Names of related parties	Relationship
Zhou Kai	Principal shareholder, chief technology officer, chairman of the board

Shenzhen Jinhui Technology Co., Ltd. (“Shenzhen Jinhui”)	A company previously controlled by Zhou Kai, which ceased to be a related party in the fourth quarter in 2025.

Wealth Guardian Investment Limited (“WGI”)
The Group is able to exercise significant influence over WGI because two individuals, who are the senior management of WGI, are the shareholders of the Company holding more than or approximately 10% aggregate equity interests for the six months ended September 30, 2025.

Effective October 2025, WGI has dissolved investment accounts in WSI, therefore, WGI is no longer a customer of WSI after October 2025.

Waton Trust Limited	An entity where Zhou Kai previously acted as a director. In the third quarter of 2025, Zhou Kai resigned from the directorship and remained as a 20% shareholder.

WIG SPC-SPs
An entity incorporated in the Cayman Islands, with 100% of its issued management shares owned by WSI, established for the purpose of holding investment segregated portfolios (each, an “SP” and collectively, the “SPs”). The SPs are each formed for the purpose of investing in securities and are owned by different investors. Effective December 2024, WSI serves as the investment manager of the WIG SPC series SPs. During the six months ended September 30, 2025, there was no management income incurred, and WSI was subsequently re-appointed as a coinvestment manager for Z Navigation Option.

Transactions with WGI
The Group conducts material transactions with WGI through WSI and/or WTI, which entities are service providers for WGI. These transactions and related balances are as follows:

	As of
	September 30, 2025	March 31, 2025
Receivables – clients – unsettled trade	$—	$1,549,709
Receivables – clients – margin loan (net)(i)(ii)	349	3,276,678
Receivables – software licensing (including subscription based) and related support services	1,800,000	600,000

WATON FINANCIAL LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share data or otherwise noted)

	As of
	September 30, 2025	March 31, 2025
Receivables – Total(iii)	$1,800,349	$5,426,387
Contract assets	400,000	1,200,000
Payables – brokerage services	$40,745	$1,417,153
Payables – Broker-dealer	—	75,136
Payables – Total	$40,745	$1,492,289

(i)	WSI extended a credit line of nil and $4.3 million to WGI for margin transactions during the six months ended September 30, 2025 and 2024.
(ii)	As of September 30, 2025 and March 31, 2025, the amounts consisted of margin loan receivables of nil and $3.5 million, net of client payables of nil and $0.2 million, respectively.
(iii)
As of September 30, 2025 and March 31, 2025, receivables from this customer, including margin loan receivables, have been either fully collateralized by the client-owned securities held in the customer’s account or fully collected.

	For the six months ended September 30,
	2025	2024
Revenues – brokerage commission and handling charge income	$1,388,432	$892,837
Revenues – interest income	446,360	520,183
Revenues – software licensing (including subscription based) and related support services	400,000	600,000
Total	$2,234,792	$2,013,020

For the six months ended September 30, 2025 and 2024, the Group recognized software licensing and related support services revenue of $400,000 and $600,000, respectively, before invoicing to WGI. The amount was recorded under contract assets – related party in the unaudited condensed consolidated balance sheets.
Effective October 2025, WGI has dissolved investment accounts in the Group, therefore, WGI is no longer a customer of the Group after October 2025.
Transactions with Zhou Kai
The Group conducts transactions with Zhou Kai through WSI. These transactions and related balance are as follows:

	As of
	September 30, 2025	March 31, 2025
Receivables – clients – margin loan	$2,839	$—

	For the six months ended September 30,
	2025	2024
Revenues – brokerage commission and handling charge income	$2,065	$—
Revenues – interest income	6,448	—
Total	$8,513	$—

WATON FINANCIAL LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share data or otherwise noted)
Due to related parties

	As of
	September 30, 2025	March 31, 2025
Zhou Kai(i)	$12,505	$31,682
Shenzhen Jinhui(ii)	2,528,305	1,766,092
Due to related parties	$2,540,810	$1,797,774

(i)
The balance represents borrowings from Zhou Kai for the Group’s daily operational purposes. The borrowings are interest-free, unsecured and due on demand. During the six months ended September 30, 2025 and 2024, there was no advances from Zhou Kai. During the six months ended September 30, 2025 and 2024, the Group repaid borrowings from Zhou Kai of nil and $1.8 million, respectively.

(ii)
The balance represents unpaid service fees to Shenzhen Jinhui, a service provider and sub-contractor of the Group’s project management services. Based on the services agreement, Shenzhen Jinhui charges the Group certain percents of markup above its costs relating to service provided to the Group. During the six months ended September 30, 2025 and 2024, the Group purchased outsourcing and related support services of approximately $0.7 million and $0.5 million, respectively, from Shenzhen Jinhui which were recorded as software licensing and related support outsourcing costs.

9.	Equity Incentive Plan
2024 Global Equity Incentive Plan
In November 2024, the Company adopted the 2024 Global Equity Incentive Plan (the “2024 Plan”), which provides for the grant of share options, share appreciation rights, restricted share units, restricted shares or other share-based awards with a life of ten years from the date of its adoption on November 18, 2024. The initial maximum number of ordinary shares may be granted and issuable pursuant to the 2024 Plan is 10,245,000 ordinary shares.
According to the 2024 Plan, the Company has granted 4,884,030 restricted shares in total to certain of the directors, employees and a consultant of the Company, of which 909,204 ordinary shares were immediately vested, exercised and issued on November 18, 2024.
During the six months ended September 30, 2025 and 2024, the Company recorded $6.1 million and nil share-based compensation expenses, respectively, which is included in the operating costs and expenses in the unaudited condensed consolidated statements of operations and comprehensive loss. WSI did not recognize any income tax benefits from stock-based compensation arrangements during the six months ended September 30, 2025 and 2024 as it is not deductible for income tax purpose in WSI.
As of September 30, 2025, total unrecognized compensation remaining to be recognized in future period for the 2024 Plan totaled $1.5 million, which is expected to be recognized over the weighted average period of 1.2 years.
A summary of the activities of the 2024 Plan as of September 30, 2025 and March 31, 2025 is as follows:

	As of September 30, 2025
	Number of restricted shares	Weighted average grant date fair value	Weighted average remaining life (in years)	Aggregate intrinsic value
Outstanding, beginning of period	3,974,826	$3.23	0.88	$9,894,439
Granted	—	$—
Vested	(2,696,442)	$3.20
Outstanding, end of period	1,278,384	$3.27	0.63	$3,220,027
Exercisable or convertible, end of period	—	$—

WATON FINANCIAL LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share data or otherwise noted)
10.	SEGMENT INFORMATION
The Company operates and manages its business as one reportable and operating segment concentrating on the provisions of securities brokerage services and financial technology services. The measure of segment assets is reported on the balance sheet as total consolidated assets. The Company derives revenue primarily in Hong Kong and manages its business activities on a consolidated basis.
The Company’s CODM is a management committee that consists of Chief Executive Officer, Chief Technology Officer, and a number of other senior officers of the Company, by whom review financial information presented on a consolidated basis and decides how to allocate resources based on net income (loss). Consolidated net income (loss) is used for evaluating financial performance.
When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the six months ended September 30,
	2025	2024
Brokerage and commission income	$4,165,385	$1,289,384
Principal transactions and proprietary trading	315,337	—
Interest income	960,680	522,745
Software licensing (including subscription based) and related support services income	661,498	1,146,134
Total revenues	6,102,900	2,958,263
Commissions and brokerage fees	(1,639,072)	(172,712)
Software licensing (including subscription based) and related support outsourcing cost	(487,860)	(507,822)
Interest expenses	(353,587)	(85,657)
Share-based compensation expenses	(6,104,672)	—
Research and development expenses	(387,425)	—
Other operating costs and expenses	(4,840,440)	(3,114,326)
Operating loss	(7,710,156)	(922,254)
Other income (loss), net	(656,486)	(303,139)
Loss before income tax expense	(8,366,642)	(1,225,393)
Income tax benefit	—	77,138
Net loss	$(8,366,642)	$(1,148,255)

As of September 30, 2025 and March 31, 2025, all long-lived assets and all of the revenues generated are attributed to the Group’s operations in Hong Kong.
11.	COLLATERALIZED TRANSACTIONS
WSI engages in margin financing transactions with its clients. Margin loans generated from margin lending activity for securities traded in the secondary market are collateralized by client-owned securities. WSI monitors the required margin and collateral level on a daily basis in compliance with regulatory and internal guidelines. Under applicable agreements, clients are required to deposit additional collateral or reduce holding positions, when necessary to avoid forced liquidation of their positions. Pursuant to the authorization obtained from margin clients, the Company further repledges the collaterals to financial institutions to obtain the funding for the margin or other businesses.

WATON FINANCIAL LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share data or otherwise noted)
The following table summarizes the amounts of margin loans and clients’ collaterals received and repledged by the Group as of September 30, 2025 and March 31, 2025:

	As of
	September 30, 2025	March 31, 2025
Margin loan extended to margin clients*	$12,716,345	$4,364,851
Total value of securities held by margin clients	$171,210,761	$133,458,270
Margin loan received from financial institutions**	$11,504,379	$7,234,684
Total value of securities repledged to financial institutions	$17,120,792	$10,179,699

*
The amount includes margin loan receivables from WGI totaling nil million and $3.5 million, net of client payables to WGI amounting to nil and $0.2 million, as of September 30, 2025 and March 31, 2025, respectively.

**	Recorded in Payable to Brokers and Clearing Organizations.
12.	REGULATORY CAPITAL REQUIREMENTS
The Group’s broker-dealer subsidiary, WSI, which is located in Hong Kong, is subject to capital requirements determined by its respective regulator, the Securities and Futures (Financial Resources) Rules and the Securities and Future Ordinance. Regulatory capital requirements could restrict the operating subsidiary from expanding its business and declaring dividends if its required capital does not meet regulatory requirements. As of September 30, 2025 and March 31, 2025, WSI is required to maintain minimum liquid capital of $385,609 (HK$3.0 million) and was in compliance with its regulatory capital requirements.
13.	COMMITMENTS AND CONTINGENCIES
From time to time, the Group may be a party to various legal actions arising in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. The Group accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.
On May 7, 2024, WSI obtained a bank overdrafts limit of approximately $2.6 million (equivalent to HK$20.0 million) from a financial institution in Hong Kong. When WSI utilizes the bank overdraft, interest will be charged at the bank’s best lending rate plus 2.5% per annum. As of September 30, 2025 and March 31, 2025, the Company utilized $1.6 million and nil bank overdraft limit, respectively.
For the six months ended September 30, 2025 and 2024, except for the matters mentioned above, the Group is not aware of any material legal claims or litigation that, individually or in the aggregate, could have a material adverse impact on the Group’s unaudited condensed consolidated financial position, results of operations, and cash flows.
14.	SUBSEQUENT EVENTS
The Group has evaluated subsequent events through March 2, 2026 the date of issuance of the unaudited condensed consolidated financial statements.
In January 2026, WSI, a wholly-owned subsidiary entered into a facility letter agreement amendment (“facility letter”) with certain banking corporation in Hong Kong, to increase its existing banking facilities from HK$20 million to HK$40 million. The facilities are revolving in nature and intended to support WSI’s trading activities. This increase provides additional liquidity to WSI but does not impact the consolidated financial position as of September 30, 2025.
Except for the matters mentioned above and those disclosed elsewhere in the unaudited condensed consolidated financial statements, there were no other subsequent events occurred that would require recognition or disclosure in the Group’s unaudited condensed consolidated financial statements.

Waton Financial Limited
Up to 5,359,719 Ordinary Shares
Prospectus
[•], 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Our memorandum and articles of association currently in effect provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:
•
is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.
These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, as amended, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.
We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by any such person in connection with claims made by reason of their being a director or officer of our Company. We have purchased the directors’ and officers’ liability insurance for the Company’s directors and officers.
ITEM 7.	RECENT SALES OF UNREGISTERED SECURITIES.
During the past three years, our Company has issued securities to certain founding shareholder which were not registered under the Securities Act. We believe that each of the issuances was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities. For the history of our share issuances and significant changes in the ownership of our Ordinary Shares, see “Description of Share Capital—History of Share Capital” and “Principal Shareholders.”
ITEM 8.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a) Exhibits
EXHIBIT INDEX

Description
3.1
Third Amended and Restated Memorandum and Articles of Association of the Company, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-283424), as amended, initially filed with the Securities and Exchange Commission on November 22, 2024)

4.1
Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-283424), as amended, initially filed with the Securities and Exchange Commission on November 22, 2024)

4.2
Pre-IPO Shareholders Agreement between the Registrant and other parties thereto dated January 3, 2025 (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form F-1 (File No. 333-283424), as amended, initially filed with the Securities and Exchange Commission on November 22, 2024)

Description
5.1**	Opinion of Carey Olsen Singapore LLP regarding the validity of the Ordinary Shares
10.1
Form of Employment Agreement between the Company and each of its directors and executive officers (incorporated herein by reference to Exhibit 10.1 the Registration Statement on Form F-1 (File No. 333-283424), as amended, initially filed with the Securities and Exchange Commission on November 22, 2024)

10.2
Form of Indemnification Agreement between the Company and each of its directors and executive officers (incorporated herein by reference to Exhibit 10.2 to the Registration Statement on Form F-1 (File No. 333-283424), as amended, initially filed with the Securities and Exchange Commission on November 22, 2024)

10.3
2024 Global Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 to the Registration Statement on Form F-1 (File No. 333-283424), as amended, initially filed with the Securities and Exchange Commission on November 22, 2024)

10.4*	Form of Securities Purchase Agreement
16.1
Letter from MaloneBailey, LLP regarding change in registrant’s certifying accountant (incorporated herein by reference to Exhibit 16.1 to the Registration Statement on Form F-1 (File No. 333-283424), as amended, initially filed with the Securities and Exchange Commission on November 22, 2024)

21.1*	List of subsidiaries of the Registrant
23.1*	Consent of UHY LLP
23.2**	Consent of Carey Olsen Singapore LLP (included in Exhibit 5.1)
23.3**	Consent of Global Law Office
23.4**	Consent of Han Kun Law Offices LLP
24.1	Powers of Attorney (included on signature page)
99.1
Code of Business Conduct and Ethics (incorporated herein by reference to Exhibit 14.1 to the Registration Statement on Form F-1 (File No. 333-283424), as amended, initially filed with the Securities and Exchange Commission on November 22, 2024)

101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Filing Fee Table

*	Filed herewith
**	Previously filed
(b) Financial Statement Schedules
Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.
ITEM 9.	UNDERTAKINGS.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes that:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.
(4)
to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	if the issuer is relying on Rule 430B:
(A)
each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)
if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)
the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that:
(1)
for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on March 2, 2026.

Waton Financial Limited

By:	/s/ WEN Huaxin
WEN Huaxin
Chief Financial Officer
(Principal Accounting and Financial Officer)

Powers of Attorney
Each person whose signature appears below constitutes and appoints each of WEN Huaxin and ZHOU Kai as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ZHOU Kai	Chief Technology Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 2, 2026
Name: ZHOU Kai

/s/ WEN Huaxin	Chief Financial Officer (Principal Accounting and Financial Officer)	March 2, 2026
Name: WEN Huaxin

/s/ CHU Chun On Franco	Chief Executive Officer and Director	March 2, 2026
Name: CHU Chun On Franco

/s/ FUNG Chi Kin	Independent Director	March 2, 2026
Name: FUNG Chi Kin

/s/ DU Haibo	Independent Director	March 2, 2026
Name: DU Haibo

/s/ JIANG Wen	Independent Director	March 2, 2026
Name: JIANG Wen

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Waton Financial Limited, has signed this registration statement or amendment thereto in New York, NY on March 2, 2026.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.